As Filed With The Securities And Exchange Commission On January 17, 2001
                                                   Registration Number 333-39208

                     U.S. Securities And Exchange Commission
                             Washington, D.C. 20549


                               AMENDMENT No. 3 to
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       COL CHINA ONLINE INTERNATIONAL INC.
                 (Name of small business issuer in its charter)

           Delaware                       514191                 52-2224845
           --------                       ------                 ----------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                    3177 South Parker Road, Aurora, CO 80014
                    ----------------------------------------
          (Address and telephone number of principal executive offices)

                    3177 South Parker Road, Aurora, CO 80014
                    ----------------------------------------
               (Address of principal place of business or intended
                          principal place of business)

    Mark K. Shaner, 3177 South Parker Road, Aurora, CO 80014, (303) 695-8530
    ------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 With a copy to:
                             Alan L. Talesnick, Esq.
                             Francis B. Barron, Esq.
                                Patton Boggs LLP
                               1660 Lincoln Street
                                   Suite 1900
                             Denver, Colorado 80264
                                 (303) 830-1776

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                               CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
Title of each class                  Proposed maximum     Proposed maximum
of securities to be   Amount to be   offering price per   Aggregate offering   Amount of
registered            registered     unit(1)              Price                registration fee
-----------------------------------------------------------------------------------------------
Common stock           3,250,000          $.05               $162,500              $43 (2)
-----------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(2)  Previously paid.

COL International hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until COL International shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. The securities may not be transferred or sold until the registration statement filed with the Securities And Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                        PROSPECTUS DATED JANUARY 17, 2001
                              SUBJECT TO COMPLETION
                                                                      PROSPECTUS


                       COL CHINA ONLINE INTERNATIONAL INC.
                             Shares of Common Stock
                                 $.05 per share

     This prospectus relates to the offer of a minimum of 1,500,000 and a maximum of 2,000,000 shares of our common stock. The common stock offered by this prospectus also consists of 1,250,000 shares presently issued and outstanding to be sold by the selling stockholders. These shares were issued to the selling stockholders in private transactions.

     This is our initial public offering and currently there is no public market for the common stock. We will apply the offering proceeds from sale of the minimum offering of 1,500,000 shares and maximum offering of 2,000,000 towards expenses of the offering. We will not receive any proceeds from sale of the 1,250,000 shares by the selling stockholders.

                         Price     Underwriting      Proceeds         Proceeds
                           To      Discount And         To           To Selling
                         Public     Commission   COL International  Stockholders
                         ------     ----------   -----------------  ------------
Per share              $       .05    $    0        $       .05      $      .05
Total minimum          $137,500.00    $    0        $ 75,000.00      $62,500.00
Total maximum          $162,500.00    $    0        $100,000.00      $62,500.00


     Each individual subscription consists of 5,000 shares of common stock at a price of $.05 per share. We are offering the shares subject to the subscription and payment of not less than 1,500,000 shares until 90 days after the date of this prospectus. We may extend the offering period until 150 days after the date of this prospectus, in our discretion. Sales are intended to be made by our directors, executive officers, and stockholders. All funds collected from subscribers will be placed in an escrow account at Wells Fargo Bank West, National Association, Denver, Colorado, which will serve as our escrow agent. Potential investors desiring to purchase shares of common stock should make their checks payable to "COL International Escrow". If the minimum offering is not subscribed for within the offering period, all funds will be promptly refunded to subscribers without interest or deduction.


     Neither we nor the selling stockholders have entered into any underwriting arrangements regarding the shares.

     The common stock is not quoted on the OTC Bulletin Board or listed on any exchange.

     Investing in the common stock involves certain risks. See the "Risk Factors" section beginning on page 5.

     Neither the Securities And Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is _____________, 2001

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----


PROSPECTUS SUMMARY ......................................................    3

RISK FACTORS ............................................................    5

DETERMINATION OF OFFERING PRICE .........................................   14

USE OF PROCEEDS .........................................................   15

DIVIDEND POLICY .........................................................   15

EXCHANGE RATES ..........................................................   15

COL INTERNATIONAL .......................................................   15

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS ...................   30

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OEPRATIONS ...............................................   35

MANAGEMENT ..............................................................   42

EXECUTIVE COMPENSATION ..................................................   44

BENEFICIAL OWNERS OF SECURITIES .........................................   45

TRANSACTIONS BETWEEN COL INTERNATIONAL AND RELATED PARTIES ..............   48

DESCRIPTION OF SECURITIES ...............................................   49

NO TRADING MARKET FOR THE COMMON STOCK ..................................   50

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION ...........................   51

SECURITIES AND EXCHANGE COMMISSION POSITION .............................   53

LEGAL MATTERS ...........................................................   53

EXPERTS .................................................................   53

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND
CAUTIONARY STATEMENTS ...................................................   53

FINANCIAL INFORMATION ...................................................   F-1

                               PROSPECTUS SUMMARY

     The following summary highlights information contained in this prospectus. In addition to this summary, you should read this entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. All information in this prospectus should be considered before investing in our common stock.

COL International               COL China Online International Inc. is a
                                Delaware corporation that was formed for the purpose of acquiring and conducting the business of Migration Developments Limited, a British
                                Virgin Islands company.

                                Migration owns 90 percent of Shenzhen Rayes
                                Electronic Network System Co., Ltd., a
                                Sino-foreign joint venture with operations in China. The joint venture has commenced providing physical network engineering, consulting services to ISPs, e-commerce business, and related software development for business networks in China. The remaining ten percent of the joint venture is owned by Shenzhen Rayes Group Co., Ltd., a privately owned limited liability company incorporated in China.

                                We currently have no operations or material assets. After completing the offering of common stock described in this prospectus, we intend to complete the acquisition of Migration so that Migration will be our wholly owned subsidiary.

                                After completion of the acquisition, we plan to continue and expand the internet related business in China that has been commenced by Migration. We will focus on serving the market for small and medium sized enterprises with network engineering, web hosting, business-to-business e-commerce, online distance learning and internet service provider consulting.

Anticipated Developments        As soon as practicable after completing this
                                offering and the acquisition, we intend to raise working capital by selling additional shares to a limited number of sophisticated investors from the United States, Canada and Asia in a public offering or private placement transaction. We are currently evaluating what avenue to take in the best interests of COL International.

Use of Proceeds                 We currently anticipate that we will apply all
                                of the $75,000 that we receive from the minimum offering and $100,000 that we receive from the maximum offering to costs of the offering.

The Offering                    This offering consists of a minimum of 1,500,000
                                and a maximum of up to 2,000,000 shares of common stock issuable by us at a price of $.05 per share. This offering also consists of up to 1,250,000 shares of common stock presently issued and outstanding, to be sold by the selling stockholders, which were issued to the selling stockholders in private transactions.

                                Each individual subscription consists of 5,000 shares of common stock at a price of $.05 per share. If we sell 1,500,000 shares, we will receive a total of $75,000, and if we sell all 2,000,000 shares of common stock, we will receive a total of $100,000. We will not receive any proceeds from the sale of the shares being sold by the selling stockholders. Except for the $75,000 or $100,000 described above, we will not receive proceeds from the sale of any other shares in this offering.


                                Our primary purpose for undertaking this offering at this time for such a limited amount of funds is to result in COL International's stock being publicly traded. We believe that this will make an investment in COL International more desirable to investors as we attempt to attract additional capital.


Company Offices Our offices are located at 3177 South Parker Road, Aurora, Colorado, 80014, telephone number (303) 695-8530.

                                  RISK FACTORS

     Prospective investors should carefully consider, together with the other information herein, the following risk factors that affect our business.

Risks Concerning COL International

     Our limited financial resources raise substantial doubt regarding our ability to continue our operations.

     We have no assets or operations and have limited financial resources available. We will not have any assets or operations unless and until we successfully raise funds or we acquire Migration, and there can be no assurance that either event will occur. We cannot assure that we will achieve or sustain profitability or positive cash flows from our contemplated operating activities. COL International's and Migration's independent auditors have included an explanatory paragraph in their audit opinions indicating substantial doubt concerning COL International's and Migration's abilities to continue operations as a going concern.

     We may not be able to raise additional capital necessary to operate our business.

     In order to implement our business plan fully, we will need additional funding significantly in excess of the amount anticipated from this public offering. However, we cannot predict that any funds will be invested in COL International. Similarly, we have no source of revenue to provide funding and we cannot assure that the contemplated acquisition will be completed. We cannot predict that we will be able to obtain any capital or any source of revenue.

     If the acquisition is not consummated, we will not continue in the internet business.

     COL International was formed for the purpose of acquiring, and conducting, the engineering and the internet related business of Migration. If we are unable to acquire Migration through the exchange of shares of COL International for all the outstanding shares of Migration, or another form of arrangement by which COL International becomes involved in the business of Migration, we will not continue in the internet business.

     We face strong competition.

     If the acquisition is completed, we will compete with larger companies that operate in the internet industry. The internet industry is relatively new and subject to continuing definition. Therefore, our competitors may be significantly better positioned to compete in this market. Many of our potential new competitors have longer operating histories, larger customer bases and databases, greater name recognition, and have significantly greater financial, technical, and marketing resources than we do.

     In addition, the China internet market is characterized by an increasing number of entrants because the start-up costs are low. The presence of these competitors may have a significant impact on our ability to operate our proposed business profitably.

     Rapid technology changes may place us at a competitive disadvantage.

     The internet related business in which we intend to operate is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. As new technologies develop, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement those new technologies at a substantial cost. If other companies implement new technologies before us, those companies may be able to provide enhanced capabilities and superior quality compared with what we are able to provide. We are at a special disadvantage vis-a-vis other companies that have been in the industry longer and/or were able to obtain substantial fundings to further develop new technologies. We cannot ascertain that we will be able to respond to these competitive pressures and implement new technologies on a timely basis or at an acceptable cost. One or more of the technologies that we may implement in the future may become obsolete. If this occurs, our business, financial condition and results of operations could be materially adversely affected. If we are unable to utilize the most advanced commercially available technology, our business, financial condition and results of operations could be materially and adversely affected.

     Threatened trademark infringement case may cause us to change our corporate name.

     On July 27, 2000, ChinaOnline Inc., a provider of business news and information regarding China in the United States, sent us a letter claiming that our use of the CHINAONLINE mark constitutes an infringement and dilution of the trademark rights of ChinaOnline Inc. in its CHINAONLINE trademark, which they claimed had been registered in the United States. ChinaOnline Inc. demanded that we cease and desist all use of the CHINAONLINE mark, including as a company name. On August 21, 2000, ChinaOnline Inc. sent a second letter stating that it will take appropriate action in the event that we fail to cease and desist all use of the CHINAONLINE mark. We have responded to these claims by stating that, under relevant legal principles, the use of our name "COL China Online International Inc." does not infringe on, dilute or otherwise injure any trademark rights of the claimant. If ChinaOnline Inc. files a lawsuit and prevails, we would have to change our corporate name. If ChinaOnline Inc. does not prevail, we would still incur litigation costs and expenses in connection with our defense.

     Our computer network is vulnerable to hacking, viruses and other disruptions causing delays or cessations in our services.

     Inappropriate use of our internet services could jeopardize the security of confidential information stored in our computer system. Inappropriate use of the internet includes attempting to gain unauthorized access to information or systems--commonly known as "cracking" or "hacking". Although we intend to implement security measures to protect our facilities, such measures could be circumvented. Alleviating problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation in our services. We do not carry "errors and omissions" or other insurance covering losses or liabilities caused by computer viruses or security breaches.

     Failure by third-party suppliers to provide software and hardware components will affect our ability to operate our portals.

     We will depend on third-party suppliers of software and hardware components. We will rely on components that are sourced from only a few suppliers including computer servers and routers manufactured. The failure of our suppliers to adjust to meet increasing demand may prevent them from supplying us with components and products as and when we require them.

     We will rely on computer systems that are susceptible to failure and may disrupt our operations.

     Any system failure or inadequacy that causes interruptions in the availability of our services, or increases the response time of our services, as a result of increased traffic or otherwise, could reduce user satisfaction, future traffic and our attractiveness to advertisers and consumers. In addition, as the number of web pages and the amount of traffic increases, there can be no assurance that we will be able to scale our systems proportionately. We also are dependent upon web browsers, ISPs, and other website operators in China, all of which have experienced significant system failures and electrical outages in the past, and our users have experienced difficulties due to system failures unrelated to our systems and services.

     We will have limited backup systems and redundancy and we may experience system failures and electrical outages from time to time. This may disrupt our operations. We do not presently have a disaster recovery plan in the event of damage from fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins and similar events. If any of these occurs, we may experience a complete system shut-down. To improve performance and to prevent disruption of our services, we may have to make substantial investments to deploy additional servers or one or more copies of our websites to mirror our online resources. Although we carry property insurance with low coverage limits, our coverage may not be adequate to compensate us for all losses that may occur. To the extent we do not address the capacity restraints and redundancy described above, such constraints could have a material adverse effect on our business, results of operations and financial condition.

     Privacy concerns may prevent us from selling demographically targeted advertising in the future, thus limiting our business plans.

     To the extent we collect data derived from user activity on our advertising network and from other sources, we cannot be certain that any trade secret, copyright or other protection will be available for such data or that others will not claim rights to such data. In addition, the contracts we have with web publishers require that we keep information regarding those web publishers confidential.

     Ad serving technology enables the use of "cookies", in addition to other mechanisms, to deliver targeted advertising, to help compile demographic information, and to limit the frequency with which an advertisement is shown to the user. Cookies are bits of information keyed to a specific server, file pathway, or directory location that are stored on a user's hard drive and passed to a website's server through the user's browser software. Cookies are placed on the user's hard drive without the user's knowledge or consent, but can be removed by the user at any time. Due to privacy concerns, some internet commentators, advocates and governmental bodies have suggested that the use of cookies be limited or eliminated. Any limitation on our ability to use cookies could impair our future targeting capabilities and adversely affect our business.

     We may be held liable for information retrieved from our portal network and therefore bear high costs.

     Because our services can be used to download and distribute information to others, there is a risk that claims may be made against us for defamation, negligence, copyright or trademark infringement or other claims based on the nature and content of such material, such as violation of censorship laws in China. Although we carry general liability insurance, our insurance may not cover potential claims of this type, or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by our insurance or is in excess of our insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

     We may be unable to identify, acquire or commercialize additional technologies which would limit our ability to expand our operations.

     From time to time, if our resources allow, we intend to explore the acquisition and subsequent development and commercialization of additional technologies in the internet field. We cannot predict whether we will be able to identify any additional technologies and, even if suitable technologies are identified, we cannot predict whether we will have sufficient funds to commercialize any such technologies or whether any such technologies will ultimately be viable.

     Our operations will be highly dependent on our future majority stockholder.

     Upon the acquisition of Migration and completion of this offering, our existence will be largely dependent upon the support of Honview International Limited until such time, if any, that we achieve positive cash flows from operations or additional funds are raised in private or public offerings. Honview will own 45.7 percent of our outstanding shares of common stock after the acquisition and completion of the minimum offering.

     Management will have controlling ownership of COL International upon the acquisition of Migration and completion of this offering which could create conflicts of interest.


     Upon the consummation of the acquisition of Migration and completion of the minimum offering, Kam Che Chan, our future Chairman of the board, and Paul Wong and Qi Yu Zhang, two of our future directors, will be considered beneficial owners of 45.7 percent, 45.7 percent and 34.7 percent, respectively, of our outstanding shares of common stock. Controlling ownership of our business by our future directors could create conflicts of interest. Although management's duties are directed to the best interests of COL International, we cannot guarantee that conflicts of interests will not arise.


     We will depend on some key employees.

     Upon the consummation of the acquisition, our success will depend on the active participation of Brian Power, our future Chief Executive Officer, Kam Che Chan, our future Chairman, and Paul Wong, our future director. The loss of the services of any of these individuals could have a material adverse effect on us. We currently do not carry, and do not intend to carry in the future, "key man" insurance for any of our employees.

Risks Of Doing Business In China

     If this offering and the acquisition are completed, our business operations will take place primarily in China. Because Chinese laws, regulations and policies are continually changing, our Chinese operations will face several risks summarized below.

     Limitations on Chinese economic market reforms may discourage foreign investment in Chinese businesses.

     The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China. The economic reforms in China in recent years are regarded by China's central government as a way to introduce economic market forces into China. Given the overriding desire of the central government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

     Any change in policy by the Chinese government could adversely affect investments in Chinese businesses. Changes in policy could result in imposition of restrictions on currency conversion, imports or the source of suppliers, as well as new laws affecting joint ventures and foreign-owned enterprises doing business in China. Although China has been pursuing economic reforms for the past two decades, events such as a change in leadership or social disruptions that may occur upon the proposed privatization of certain state-owned industries could significantly affect the government's ability to continue with its reform.

     We face economic risks in doing business in China.

     As a developing nation, China's economy is more volatile than that of developed Western industrial economies. It differs significantly from that of the U.S. or a Western European Country in such respects as structure, level of development, capital reinvestment, resource allocation and self-sufficiency.

     Only in recent years has the Chinese economy moved from what had been a command economy through the 1970s to one that during the 1990s encouraged substantial private economic activity. In 1993, the Constitution of China was amended to reinforce such economic reforms.

     The trends of the 1990s indicate that future policies of the Chinese government will emphasize greater utilization of market forces. For example, in 1999 the Government announced plans to amend the Chinese Constitution to recognize private property, although private business will officially remain subordinated to the state-owned companies which are the mainstay of the Chinese economy.

     However, there can be no assurance that, under some circumstances, the government's pursuit of economic reforms will not be restrained or curtailed. Actions by the central government of China could have a significant adverse effect on economic conditions in the country as a whole and on the economic prospects for our Chinese operations.

     Regulation of the information industry in China may adversely affect our business.

     China has enacted regulations governing internet access and the distribution of news and other information. The Propaganda Department of the Communist Party has been given the responsibility to censor news published in China to ensure, supervise and control political correctness. The Ministry of Information Industry has published implementing regulations that subject online information providers to potential liability for content included on their portals and the actions of subscribers and others using their systems, including liability for violation of Chinese laws prohibiting the distribution of content deemed to be socially destabilizing. Because many Chinese laws, regulations and legal requirements with regard to the internet are relatively new and untested, their interpretation and enforcement of what is deemed to be socially destabilizing by Chinese authorities may involve significant uncertainty. Moreover, the Chinese legal system is a civil law system in which decided legal cases have little precedential value. As a result, in many situations it is difficult to determine the type of content that may result in liability. We cannot predict the effect of further developments in the Chinese legal system, particularly with regard to the internet, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.

     Periodically, the Ministry of Public Security has stopped the distribution of information over the internet which it believes to be socially destabilizing. The Ministry of Public Security has the authority to cause any local ISP to block any website(s) maintained outside of China at its sole discretion. Websites that are blocked in China include many major news-related websites such as www.cnn.com, www.latimes.com, www.nytimes.com and www.appledaily.com.hk. The Chinese government has also expressed its intention to closely control possible new areas of business presented by the internet, such as internet telephony. If the Chinese government were to take any action to limit or eliminate the distribution of information through our portal network or to limit or regulate any current or future applications available to users on our portal network, such action could have a material adverse effect on our business, financial condition and results of operations.

     The Ministry of Information Industry also regulates access to the internet by imposing strict licensing requirements and requiring ISPs in China to use the international inbound and outbound internet backbones. The government has granted Rayes Group a license to operate an ISP nationwide which expires on October 30, 2003 and which is subject to renewal if all governmental filing requirements are met. We cannot provide assurance that future changes in Chinese government policies affecting the provision of information services, including the provision of online services and internet access, will not impose additional regulatory requirements on us or our service providers, intensify competition in the Chinese information industry or otherwise have a material adverse effect on our business, financial condition and results of operations. For more information regarding term and scope of license, see "COL International--Terms And Scopes Of Licenses" below.

     The Chinese legal and judicial system may negatively impact foreign investors.

     In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in China. However, China's system of laws is not yet comprehensive.

     The legal and judicial systems in China are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in China lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the Chinese judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country.

     It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. China's legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

     The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting China's political, economic or social life, will not affect the Chinese government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

     China's recent entry into the WTO is not yet fully integrated; China maintains strict restrictions on foreign investment in internet services.

     In late 1999, China and the United States reached a bilateral agreement on China's admission to the World Trade Organization, which regulates trading among its members. It is expected that China will become a member by 2001. Preliminary agreements have been approved by the European Union and the U.S. In addition, China is in the process of completing bilateral negotiations with several other key members of the WTO. China's decision to become a member of the WTO is an indication of further changes in favor of foreign investment and trade. However, these changes are likely to be phased in over a period of several years. At the present time, China has not yet agreed to all aspects of WTO membership.

     China has made commitments to the WTO in all major service categories, including internet services, agreeing to accede to the Basic Telecommunications And Financial Services Agreement. Under this agreement, China has agreed to implement competitive regulatory principles, including cost-based pricing, interconnection rights, and independent regulatory authority, as well as allowing foreign suppliers to use any technology they choose to provide. Under its WTO agreement concerning internet services, China currently allows no foreign investment in internet services, but will allow up to 50 percent foreign ownership in domestic services within two years. Although China's current commitments will allow further foreign investment and growth of our business in Shanghai and Wuhan, we cannot predict that China will comply with these commitments.

     The Chinese internet industry is a developing market and has not been proven as an effective commercial medium.

     The market for internet services in China has begun to develop only recently. Since the internet is an unproven medium for advertising and other commercial services, our future operating results from online advertising and web solutions services will depend substantially upon the increased use of the internet for information, publication, distribution and commerce and the emergence of the internet as an effective advertising medium in China. Many of our customers will have limited experience with the internet as an advertising medium or as a sales and distribution channel, will not have devoted a significant portion of their advertising expenditures or other available funds to web-based advertising or websites development, and may not find the internet to be effective for promoting their products and services relative to traditional print and broadcast media.

     Critical issues concerning the commercial use of the internet in China, such as security, reliability, cost, ease of deployment, administration and quality of service may affect the extent of utilization of the internet to solve business needs. For example, the cost of access may prevent many potential users in China from using the internet. Moreover, the use of credit cards in sales transactions is not a common practice in parts of China. Until the use of credit cards, or another alternative viable means of electronic payment becomes more prevalent, the development of e-commerce through our portal network will be seriously impeded. In addition, even when credit cards or another means of electronic payment becomes prevalent throughout China, consumers will have to be confident that adequate security measures protect electronic sale transactions conducted over the internet and prevent fraud.

     Currently, there are a limited number of websites on the internet that provide content for Chinese browsers in their own languages. We can provide no assurances that content provided through the internet will increase and become an attractive source of information for the Chinese market that will generate advertising on our advertising affiliates or on our portal network.

     Our entry into the Chinese internet market depends on the establishment of an adequate telecommunications infrastructure in China by the Chinese government.

     The telecommunications infrastructure in China is not fully developed. In addition, access to the internet is accomplished primarily by means of the government's backbone of separate national interconnecting networks that connect with the international gateway to the internet, which is owned and operated by the Chinese government and is the only channel through which the domestic Chinese internet network can connect to the international internet network. Although private sector ISPs exist in China, almost all access to the internet is accomplished through ChinaNet, China's primary commercial network, which is owned and operated by the Chinese government. Indeed, the Rayes Group has the right to provide access to the internet through ChinaNet. As a result, we are required to depend on the Chinese government to establish and maintain a reliable internet infrastructure to reach a broad base of internet users in China. We will have no means of getting access to alternative networks and services, on a timely basis or at all, in the event of any disruption or failure. We cannot predict that the internet infrastructure in China will support the demands associated with continued growth. If the necessary infrastructure standards or protocols or complementary products, services or facilities are not developed by the Chinese government, our business could be materially and adversely affected.

Risks Relating To Our Proposed Operations

     The joint venture may be liquidated which may negatively impact our operations.

     The joint venture was established for an initial term of ten years and may be extended by the mutual consent of the parties to the joint venture agreement, subject to the approval of the relevant Chinese authorities. In the event the term of the joint venture is not extended, it will be dissolved and liquidated subject to the provisions of the applicable law and the joint venture agreement. In addition, the joint venture may be liquidated prior to the expiration of its designated term of ten years upon the occurrence of certain other events. These events include a force majeure, as a result of which performance of the obligations of the parties under the joint venture agreement has become impossible, or due to losses suffered in successive years. If the joint venture is unable to continue operation and the members of the board of directors of the joint venture unanimously agree, it may be liquidated ahead of the expiration date of its initial term.

     The joint venture has not yet achieved operating profitability.

     The joint venture is attempting to achieve operating profitability. Its ability to sustain long-term profitability has not yet been tested. The joint venture also faces the risk of increased competition from other large internet service and content providers.

     Any adverse changes to China's internet industry and future changes to government relations regarding the internet industry and market in China could restrict our growth or profitability.

     The joint venture may lose revenues if the Cooperation Agreements are not renewed.

     The joint venture and Rayes Group agreed that the joint venture participate in the development of value added services related to internet and for consulting business of ISP in Shanghai and Wuhan. The joint venture will receive a 50 percent consulting fee for its services under the Cooperation Agreement Regarding Internet Connection. The joint venture will also receive 100 percent revenues from customers under the Cooperation Agreement Regarding Internet Content for the services given by the joint venture. If the parties do not mutually agree to renew the Cooperation Agreements upon their expiration on July 1, 2004, the joint venture will lose a significant source of revenues, although it will not affect parts of the business such as network engineering, web hosting and websites not developed through the joint venture. This includes Shanghai Shangyi Science and Trade Information Consulting Co., Ltd., owner of Construction Net, which is held by Migration rather than the joint venture.

     The joint venture may be expropriated by the Chinese government.

     When public interest requires, the Chinese government may legally requisition part or all of enterprises in which foreign funds have been invested and pay appropriate compensation in return. The joint venture, which by definition was formed partially with foreign capital funds, may be subject to expropriation by the Chinese government.

     A change in currency exchange and devaluation could substantially affect the joint venture's operations.

     The Chinese government imposes controls on foreign exchange and China's currency, the Renminbi, is not yet freely convertible into foreign currency. We believe that it may be another decade before the Chinese government permits the Renminbi to be freely convertible.

     In 1993, the People's Bank of China promulgated the Circular Concerning Extension of the Reform of the Foreign Exchange Control to launch measures for the adoption of a controlled floating exchange rate system based on market supply and demand. It also established an integrated and standardized inter-bank exchange market in order to enable the Renminbi to become freely convertible on a gradual basis. If certain prescribed conditions are met, an approved foreign invested enterprise may purchase foreign currencies from banks at the rate published by the Bank of China.

     If the acquisition is consummated, we will conduct substantially all of our operations in China through the joint venture whose financial performance and condition will be measured in terms of Renminbi. Any devaluation of the Renminbi against the U.S. dollar would consequently have an adverse effect on our financial performance and asset value, when measured in U.S. dollars.

     If the acquisition is consummated, our services will initially be provided, through the joint venture, in Renminbi denominated transactions. We will not be able to hedge Renminbi against the U.S. dollar exchange rate exposure in China because neither the Bank of China nor other financial institutions authorized to engage in foreign exchange transactions offer forward exchange contracts.

Risks Related To This Prospectus And The Common Stock

     Our information concerning China is based on various sources of information which may not be entirely reliable.

     Although the information contained in this prospectus regarding China has been obtained from a variety of government and private sources, independent verification of some of this material is not available and there can be no assurance that the sources from which it is taken or on which it is based are wholly reliable. Official statistics in relation to China may be produced on a basis different from that used in Western countries. Accordingly, no assurance can be given as to the completeness or reliability of available information.

     We cannot guarantee that our attempt to form industry alliances will be successful.

     We will attempt to limit financial exposure by forming industry alliances in situations in which our access to inexpensive labor and the Chinese market can be complemented with the financial resources and operating expertise of established companies. If we are not able to form these alliances, our ability to fully implement our business plans could be limited. This would have a material, negative effect on our business, financial condition and results of operations.

     No cash dividends paid with respect to our shares.

     We have not paid cash dividends on our shares and, at the present time, do not anticipate paying any cash dividends in the foreseeable future. If our contemplated future operations are profitable, of which there can be no assurance, any income received would be applied to our business rather than to the payment of dividends. Any decision of whether to pay cash dividends on our shares will depend upon our earnings, if any, at the time, as well as our financial requirements and other factors. It is unlikely that we will pay cash dividends in the near future.

     We may have dilution problems resulting from subsequent financings.

     We have no book value for our shares. In addition, we anticipate we will need to raise capital through one or more future private placements and/or public offerings. As a result of these financings, ownership interests in COL International may be greatly diluted.

     There is no trading market or other liquidity for our shares.

     There currently is not a market for our shares, and there is no assurance that a trading market will develop subsequent to this offering. Because of this current and possible future lack of a market, investors in this offering may be unable to sell their shares when they wish to do so. There is no assurance that any investor will be able to use our shares as collateral for a loan or other matter.

     Even if a trading market develops, stock prices may be volatile.

     It is currently anticipated that, even if a market does develop, the price of the common stock will be low and also may be volatile. Many brokerage firms may not effect transactions and may not deal with low priced securities as it may not be economical for them to do so. This could have an adverse effect on developing and sustaining a market for our securities. In addition, there is no assurance that an investor will be able to use our securities as collateral.

     If a market does develop, trading in the common stock, if any, will occur in the over-the-counter market and we will attempt to have the common stock qualify for listing on the Nasdaq Stock market. There is no assurance that our common stock can be made to meet the criteria necessary to qualify for listing on the Nasdaq. Even if it does meet that criteria, there is no assurance that our stock would be accepted for listing on Nasdaq.

     Even if a market develops, our common stock may be subject to penny stock regulation.

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system). Even if a market for the common stock develops, if our shares are traded for less than $5 per share, the shares will be subject to the SEC's penny stock rules unless (1) our net tangible assets exceed $5,000,000 during the first three years of continuous operations or $2,000,000 after our first three years of continuous operations; or (2) we have had average revenue of at least $6,000,000 for the last three years. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Even if a market our shares develops, our shares may be subject to the penny stock rules and holders of the shares may find it difficult to sell them.

                         DETERMINATION OF OFFERING PRICE

     The offering price of the shares was arbitrarily determined by our management based upon consideration of our history and prospects, the background of our management and current conditions in the securities markets. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities.

                                 USE OF PROCEEDS

     We currently anticipate that we will apply all of the $100,000 that we receive from the maximum offering and all of the $75,000 that we receive from the minimum offering to costs of the offering.

                                 DIVIDEND POLICY

     We have not declared or paid any cash dividends with respect to our shares since our formation and do not presently anticipate paying any cash dividends on our shares in the foreseeable future.

                                 EXCHANGE RATES


     Migration's consolidated financial statements are presented in Renminbi, the lawful currency of China. In this prospectus, references to "U.S. dollars", "US$" or "$" are to U.S. currency and references to "Renminbi", "RMB" or "Rmb" are to China's currency. Solely for the convenience of the reader, this prospectus contains translations of certain Renminbi amounts into U.S. dollars at specified rates. These translations should not be construed as representations that the Renminbi amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. The Rmb is not a freely convertible security. See "Risk Factors--A change in currency exchange and devaluation could substantially affect the joint venture's operations". Unless otherwise stated, conversion of amounts from Renminbi into United States dollars for the convenience of the reader has been made at the exchange rate quoted by the Bank of China on September 30, 2000 of US$1.00 = Rmb 8.28.


     The following table sets forth certain information concerning exchange rates between Renminbi and U.S. dollars for the periods indicated:


                                             Noon Buying Rate (1)
                              -------------------------------------------------
Calendar Year                 Period End      Average (2)     High        Low
-------------                 ----------      -----------     ----        ---
                                                (Rmb per US$)
                              -------------------------------------------------
1996                            8.3284          8.3387       8.5000      8.3267
1997                            8.3099          8.3193       8.3260      8.3099
1998                            8.2789          8.2969       8.3100      8.2778
1999                            8.2795          8.2785       8.2800      8.2770
2000                            8.2774          8.2784       8.2799      8.2768
2001 (through January 12)       8.2768          8.2773       8.2781      8.2767

----------

(1) The noon buying rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.


(2) Determined by averaging the rates on the last business day of each month (or period for January 12, 2001) during the relevant period.


                                COL INTERNATIONAL

Overview Of COL International

     COL International was formed for the purpose of conducting the engineering services and the internet related business of Migration by acquiring Migration through the exchange of shares of COL International for all the outstanding shares of Migration. As a result of the acquisition, Migration will become a wholly owned subsidiary of COL International. If the acquisition, or another form of arrangement by which COL International becomes involved in the business of Migration, is not consummated, COL International will not continue in the internet business.

     In June 2000, we completed a private placement of our common stock in reliance on exemptions provided by the Securities Act. We sold 1,250,000 shares of common stock at $.05 per share, and we received approximately $53,000 in net proceeds. These funds will be used to pay costs associated with this offering.

     Also in June 2000, we entered into an agreement with the stockholders of Migration. The agreement provides for us to acquire all the outstanding shares of common stock of Migration in exchange for 40.2 million restricted shares of our common stock. The agreement also provides that the acquisition will not occur unless and until we have completed the public offering described in this prospectus. See "Proposed Acquisition And Corporate Structure" below.

Proposed Acquisition And Corporate Structure

     Except for the private offering described above and organizational, structuring and other administrative costs incurred to date, we currently do not have any assets or operations. We have entered into an agreement with Migration, pursuant to which we will deliver 40,200,000 shares of our restricted common stock to the stockholders of Migration in exchange for all the issued and outstanding shares of common stock of Migration. As a result of the acquisition, we will own all the issued and outstanding securities of Migration, and Migration will become our wholly owned subsidiary. Upon completion of the public offering described in this prospectus, we will attempt to close the acquisition.

     After consummation of the acquisition, our operations are planned to consist primarily of internet related services, including business-to-business e-commerce, online distance learning, network engineering services, website hosting and internet service provider consulting.

     Immediately after completion of the acquisition, most of our operations will be conducted through Shenzhen Rayes Electronic Network System Co., Ltd., a Sino-foreign joint venture, and our interest in the joint venture will be as follows: we will own 100 percent of the outstanding equity interests of Migration, and Migration will continue to own 90 percent of the equity interests in the joint venture.

     Shenzhen Rayes Group Co., Ltd., a privately owned limited liability company incorporated in China, owns the other ten percent of the equity interests in the joint venture. In addition, Migration also owns 70 percent of the outstanding equity interests of Shanghai Shangyi Science and Trade Information Consulting Co., Ltd, which owns Construction Net, a Chinese website for trading construction materials.

     The following chart shows the corporate structure of COL International upon consummation of the acquisition.



                                    Corporate Structure of COL China Online International Inc.

                                        -----------------------------------
                                        COL China Online International Inc.
                                                    Delaware
                                        -----------------------------------
                                                       |
                                                      100%
                                                       |
  ------------------------------                ------------------------------
  Shenzhen Rayes Group Co., Ltd.                Migration Developments Limited
            China                                  British Virgin Islands
  ------------------------------                ------------------------------
               |                                               |         |
              10%                                             90%        |     -----------------------------------------------------
               |                                               |         |     Shanghai Dongyi Scientific Technology Engineering Co.
 ------------------------------------------------------------------      |                          China
       Shenzhen Rayes Electronic Network System Co., Ltd.                |     -----------------------------------------------------
         Sino-Foreign Joint Venture registered in China                 70%                           |
 ------------------------------------------------------------------      |                            |
           |                   |                                         |                           30%
 -------------------    ----------------                                 |                            |
 Shanghai COL Branch    Wuhan COL Branch                                 |                            |
 -------------------    ----------------                                 |                            |
                               |                                -------------------------------------------------------------------
                               |                                Shanghai Shangyi Science and Trade Information Consulting Co., Ltd.
                               |                                                  Business-to-Business e-commerce
                               |                                -------------------------------------------------------------------
                               |
                -----------------------
                      Education Net
                Online Learning Systems
                -----------------------


Business Of The Joint Venture

     The joint venture offers internet and related engineering services in two sectors: small and medium sized enterprises, or SMEs, and online distance learning. The joint venture is an internet infrastructure provider to the growing number of SMEs in China, most of which are just beginning to use the internet. It offers network engineering services, website hosting, and connections to an internet service provider service, and it intends to offer business-to-business e-commerce. Migration holds a 70 percent equity interest in a leading business-to-business site for selling construction materials, other vertical portals are under development. The joint venture has developed one of the leading online education sites in China at a time when online education is just beginning to take hold. It is the only education website in China where the Education Commission is an official partner.

     The joint venture and Rayes Group agreed under a Cooperation Agreement Regarding China Online's Internet Connection Services Commercial Business that the joint venture will provide technical and marketing services in Shanghai and Wuhan for an ISP in exchange for a 50 percent share of the profits. The joint venture also has a right of first refusal to purchase the ISP business in Shanghai and Wuhan should the Rayes Group desire to sell it and the Chinese government policy on foreign investment in the internet industry change in a manner that would allow the joint venture to own it. At this time, however, foreign entities cannot own ISP operations in China.

     In addition, the joint venture and Rayes Group agreed under the Cooperation Agreement Regarding China Online's Internet Content Service Commercial Business that Rayes Group supports the efforts of the joint venture to develop value-added internet services. These value-added services include websites that offer contents such as e-commerce or online education. The Internet Connection Agreement and the Internet Content Agreement expire on July 1, 2004 and are renewable upon mutual agreement of the parties.

     The joint venture has a web hosting business and designs proprietary websites, including sites that are e-commerce enabled. The joint venture is currently continuing to expand its bandwidth in Shanghai.

     The joint venture is also designing and building business-to-business e-commerce products. The first product, Construction Net, has already been launched. It is the first business-to-business website in China for promoting and selling building materials. It will carry e-commerce transaction software, which is slated to be installed in early 2001.


     The joint venture has entered into an agreement with Rayes Group under which Rayes Group provides services to the joint venture for a monthly management fee of Rmb 15,000 (or US$1,812) until October 30, 2004. Rayes Group previously provided office space under this arrangement, but the joint venture is no longer utilizing those facilities. The parties also agreed that the joint venture will bear telecommunication costs, including the initial telecommunications capital costs, related to the ISP operations provided that Rayes Group will pay all capital costs related to expansion of the telecommunications facilities related to the ISP operations.

     Following are the five main areas of the joint venture's business:

     1    Network Engineering

     The joint venture's primary source of revenue to date has been the installation of network systems (i.e., local area networks) and the development and installation of the related software. The joint venture has an engineering and software team for providing network application services to major enterprises and government organizations.

     The joint venture has the background to rapidly expand this business. The joint venture's Chinese partner, the Rayes Group, is particularly well grounded in network engineering and has designed and developed a number of major network engineering projects across China, including control systems for airports and hospitals. For example, it is currently installing major control and security systems at the Daya Bay Nuclear Power station in the Guangdong province.

     The joint venture is able to develop and install complex application systems for major corporate and government users. The technical department, which consists of information technology professionals, can design specialized software for large users such as banks or government departments, or design personnel and financial administration systems for enterprises. The joint venture also can design, install and maintain major wiring systems in offices in order to create the network structures. For example, the joint venture developed and installed a complex software system for the Wuhan Tax Bureau in July 1999. This involved writing customized software for an internal management system, setting up a remote access system for various outlying offices and building both intranet and internet systems. It has built a network to connect the 40 separate offices that are part of the Wuhan Science Institute. In February 2000, the joint venture also designed and installed the network system for the new headquarters of the Wuhan Education Commission.

     The joint venture started with an engineering team working from Wuhan and has established a team in Shanghai for the same type work in order to rapidly expand this business. The Shanghai team started working on its first network-engineering contract in August 2000.

     The joint venture is entering this network engineering business at a time when China is expecting an increase in related information technology business. China's level of information technology, or "information capacity", is one of the lowest in the world, and only 8.6 percent of the US level, according to a report released in April 2000 by China's State Statistical Bureau.

     In response, China has mapped ambitious plans to rapidly upgrade and expand its networks. In Shanghai, the city government plans that by 2002, every major building in the city center will be linked with fiber-optic cable. By the same year, about one-half of all residential communities will be connected with their own local-area networks. Shanghai also aims to raise the number of internet users four-fold to 30 percent of the population, or four million people, by 2002, according to a five-year plan released by the Shanghai government in August 2000.

     2    Web Hosting

     The joint venture is currently expanding its bandwidth in Shanghai to gear up for an expansion of its web hosting business, which will focus on serving the small and medium enterprises market.

     The joint venture moved into new offices in Shanghai in mid-2000 that will be connected to fiber optic cable in late 2000 as broadband connections are being developed in commercial areas of Shanghai. The joint venture has built a web hosting department that offers secure server storage with technical staff on duty 24 hours a day, seven days a week. The joint venture hosting service offers both "virtual hosting," where many companies share a single web server in the joint venture's office, as well as "dedicated hosting", in which a single client will use one server. In addition, the joint venture is a "server farm" as some major enterprises, including the Shanghai Fire Protection Bureau and the University of Finance and Economy in Shanghai, house their servers at the joint venture office for custody and ongoing technical support. The Shanghai and Wuhan offices also offer domain name registrations and have web page design staff for building individual web pages.

     Because of recent decreases in the prices at which the joint venture can obtain high bandwidth for offering web hosting services, COL International believes the joint venture will be able to offer web hosting services at more competitive prices.

     At the same time, local governments, such as Shanghai, are actively promoting a rapid expansion of bandwidth across their cities. The Chinese government has started active programs to encourage business to set up websites and try to conduct business over the internet, especially in the face of the country's pending entry into the World Trade Organization.

     The joint venture is developing the web hosting business amid a rapid increase in the number of websites in China. The number of Chinese domain names, ending in "cn" jumped to nearly 100,000 by July 2000 compared to 29,000 in July 1999, according to the China Internet Network Information Center in Beijing. At the same time, Chinese institutions had acquired about 480,000 international domain names during the second quarter of 2000, double the rate of the first quarter, reported the China Data Network Service, a domain name service provider.

     Yet the total number of companies that have set up websites remains relatively low. According to a China Data Network Service report in August 2000, only 5.08 percent of commercial businesses in China have acquired internationally registered internet domain names. That number is relatively low by international standards, giving a lot of scope for growth among those companies seeking an online presence.

     Enterprises use the joint venture's web hosting service because they usually lack the professional talent to manage applications and platforms on their own. Most of these companies do not have the budget and the bandwidth to deliver a system on their own that can expand a simple web operation to a complex business application such as an e-commerce transaction site. The joint venture's plan is to function like an in-house information technology department, allowing companies that do not have their own technical staff to outsource their networking and web hosting requirements to the joint venture. While computer and internet penetration in China is well behind that of western countries, the joint venture expects the web hosting business will rapidly evolve into management of more complex applications, including the hosting of business software as an application service provider by 2001.

     In August 2000, the joint venture began installation of new software that will allow it to create web pages that are e-commerce enabled for conditions in China. The new software has a unique set of payment systems as its credit system lags more developed countries. The system is expected to be installed by late 2000. The home page, www.col-chinaonline.com, is intended to specifically attract and offer effective services to owners of small and medium size business. The joint venture expects to expand the Shanghai website in early March 2001. The home page is designed to assist these business owners in the following aspects:

     a.   Export opportunities and locating of partners;
     b.   Management of finance;
     c.   Management of business;
     d.   Business development; and
     e.   Business people life styles.

     The joint venture's approach has received the endorsement of the Small and Medium Size Business Control Office which sets policies for small and medium size enterprises for the Central Government of China. This office will lend its name to represent to people that the website is jointly run so that the joint venture will be able to solicit customers. This office will allow the joint venture to introduce the website and recruit members in their many seminars held throughout China.


     The joint venture's development of e-commerce for web hosting comes as 70 percent of China's export companies are exploring or will explore in the near future e-commerce in trade with foreign countries, according to a survey conducted by the Beijing Internet Development Center. The Center found that only
4.5 percent of the export companies surveyed claimed that they were already developing e-commerce on a large scale while 31 percent had taken the first steps. Another 29 percent are getting ready to take the first steps, 12 percent are considering it and only 24 percent have yet to think about it.

     3    Business-To-Business E-Commerce

     The joint venture is currently developing a number of business-to-business trading platforms that will cover certain major industrial sectors in China. The first trading site for business, Construction Net, has already been launched for trading construction materials. The website is www.col173.com. On July 17, 2000, Shanghai Shangyi Science and Trade Information Consulting Co., Ltd. purchased all the equity interests of Shanghai Tongji Construction Materials Technology Sales and Services Co., Ltd., including Construction Net, at an aggregate price of Rmb 1,457,140 (or approximately US$176,026). Migration owns 70 percent of the outstanding equity interests of Shanghai Shangyi. Construction Net is the first construction industry portal in China for trading building materials.

     The site already contains the largest database of building materials pricing data in China, with 80,000 individual prices listed. In June 2000, Construction Net began to offer individual items for sale on the site, as well as building materials such as flooring or paint for sale to individual wholesalers. This business model is evolving to add e-commerce in late 2000 or early 2001 to receive transactions and revenues. Shanghai Shangyi will also act to facilitate broker transactions.

     In addition, Construction Net is being expanded into a more comprehensive portal that will encompass project planning for major construction projects and will reach out to related industries such as architecture. The joint venture is currently discussing the concept with a US software company that has offered to provide project planning software in simplified Chinese. As China both imports and exports large amounts of building materials, we expect the site to evolve from a Chinese-only site into a bilingual site that allows trading in both Chinese and English by the fall of 2000.

     The Chinese building materials industry is well suited for e-commerce because it is highly fragmented. Most building materials are sold in hundreds of thousands of small shops that typically offer a limited selection of goods in small quantities, while specializing in only a few items. In just three major cities, Beijing, Tianjin and Shanghai, there are more than 17,000 building materials retail shops. The distribution network is also highly fragmented and closed to foreign companies, which are barred by Chinese commercial laws from directly holding wholesale distribution companies.

     Individual wholesalers and retailers are often clustered in larger building materials trading centers, which have sprung up on the outskirts of every large city in recent years. The centers are typically formed by one or more huge exhibition halls that contain several floors of retail storefronts and display centers. They form the Chinese equivalent of a US superstore such as Home Depot. But while a US superstore has one management structure and uniform pricing, China's trading centers hold an average of 500 individual wholesalers and retailers. Each has a storefront display that typically occupies 100 square meters and can display hardwood flooring, door fittings, kitchen cabinets or paint. The turnover of individual building materials centers is substantial. For example, the trading center in Shi Jia Zhong, in Hebei province, recorded a turnover equivalent to US$843 million in 1999.

     With so many players, building materials prices around China are highly disparate. The same item can sell in two cities in different parts of China for a 20 percent price differential, prompting many buyers to shop around China looking for less expensive prices. China's medium and large-size building materials companies reported turnover equivalent to $24 billion in 1999, making the savings of even a small percentage significant in dollar terms.

     Construction Net is designed to facilitate buying and selling in such a disparate system. In the first stage of development, Construction Net has created a huge database in China of building materials prices. It currently has 80,000 prices on a wide range of building products, ranging from hardwood flooring to paint. It can be configured to compare the current price on an individual product in a number of cities around China.

     The information is made available through agreements reached between Construction Net and the administrative offices of 30 individual building materials centers in 26 cities across China. Under the agreements, the centers will:

     o provide space for an office for Construction Net in that building materials center;
     o assist in collecting pricing and availability of building materials from merchants located there; and
     o encourage individual wholesalers and retailers to open individual websites.

     The building materials centers have an office staffed by employees of Construction Net or the local building materials centers. The employees collect pricing data from 6,000 wholesalers and retailers and then forward it to Construction Net's head office in Shanghai, where the website is updated daily. Construction Net expects to broaden its cooperation with the individual building materials centers. This will include the marketing of advertising and web hosting services to individual wholesalers and retailers located at the markets. The centers provide Construction Net with access and contacts for thousands of wholesalers and retailers across China.

     The Construction Net website is being developed in the following stages during the remainder of 2000:

     a. Promote trading through the website. In July 2000, Construction Net started to cooperate with individual Chinese suppliers to offer products for sale on the website. Construction Net has already received orders and acted as a trading intermediary between buyer and seller. Revenues received to date from this activity have not been significant. However, we expect this volume of business to increase substantially.

     b. Create an online international trading platform. In August 2000, the site became bilingual, with Chinese and English sections. The English language section attracts traders from Europe, North America and across Asia, who have been approaching Construction Net's Shanghai office to try to buy construction materials from China. The site will also provide opportunities for foreign building materials companies, which want to use the site to advertise and sell their own materials and historically had difficulty marketing and distributing their products across China, due to the complex distribution system and the huge number of retailers. It will also help Chinese building materials companies that want to advertise and promote their products in English for export to foreign buyers.

     c. Support the website through sales at local trading centers. As building materials trading requires samples and logistics, the joint venture intends to develop sales centers in individual building materials markets around China. The sales outlets will be used for displaying materials shown on the website and developing local marketing and sales. The centers will be developed in partnership with individual building materials centers, which will provide space and logistics, and the Construction Net staff will provide the materials and marketing staff. The partners will share trading profits on a 50-50 basis. We expect that having a physical presence in several Chinese cities will facilitate trading by dealing with the logistics issues such as delivery of samples.

     d. The local trading centers will help deal with the logistics of delivery and samples. This is because the largest obstacle to the development of e-commerce in China is not online payment but rather delivery of the goods, according to industry observers such as Chen Wei, vice president of China Merchants Bank. Ms. Chen informed the Homeway Financial News that China's current transportation networks are inefficient, the railway transportation system is overloaded, expressway construction has been sluggish, and postal system is too slow in its delivery and payment systems.

     e. Add e-commerce transaction software to the site. Work started during September 2000, and is expected to be finished by year-end. While the development of payment systems for e-commerce in China lags that of more developed countries, the joint venture is working with China Merchants Bank, which has developed an online payment system for business. The online system will allow use of Chinese payment systems such as cash on delivery or deposit cards.

     f. Act as an application service provider for construction companies and related groups such as architects, building decorators or landscapers. Construction Net is currently negotiating with a foreign company to add project management software to its website to help companies manage construction projects. It expects to add logistics and financing capabilities to the website, some of it wireless application protocol enabled so it can be accessed from construction sites by the increasing number of telephones in China with wireless application protocol.

     4.   Online Education And Training

     The joint venture has created Education Net, one of the largest online educational websites in China. Education Net is running in Wuhan, where students at the city's secondary schools are able to follow their courses online. It is expected that by June 2002, the number of schools connected will reach 400, one of the largest number of schools in China - and one of the largest in Asia - connected to a single educational website.

     Education Net is an internet-based learning tool that allows students at participating institutions to follow specific courses in which they are enrolled. By extending the lessons of the classroom to students' home computers, students will be able to use the internet to help with their homework and prepare for examinations.

     Education Net (www.whedu.com.cn) has been initially introduced in the city of Wuhan in August 2000. In a project unique for China, Education Net is being developed in conjunction with the Education Commission, marking the first time the Education Commission has given its blessing to an online learning project and assisted with its development. The other partner in the project is China Telecom, the state-owned telephone company. This is the only online educational network in China in which China Telecom is a partner. While there are several other online learning sites in China, all have been developed either by individual secondary schools or by private companies wanting to offer online learning or software systems.

     The joint venture is currently building on the development experience in Wuhan to branch out into other forms of online education, including the following:

     o The joint venture is currently negotiating with a leading computer maker to bundle its servers with Education Net software, the joint venture's management and data entry system, as well as its web hosting capabilities. The bundled package will then be offered to individual school districts around China. The joint venture is striving to become an applications service provider and web host for educational institutions around the country.

     o The joint venture has already received offers from other educational bodies, including several major universities, that also would like to use Education Net to offer online teaching materials to bolster classroom work. For example, a leading university in China for Master of Business Administration degrees has asked the joint venture to make a proposal on offering distance-learning MBA educational materials.

     o The joint venture is in preliminary talks with a British university to help it set up an online training site in China, which would help students prepare for eventual study overseas. If an agreement were concluded, some of the courses would be offered in China, with the joint venture setting up the online learning structure and environment in conjunction with the university. The joint venture would look for other overseas institutions.


     With the Education Commission's active backing, local schools in the city are being connected to the internet and Education Net's local home page. A total of 100 middle and secondary schools in Wuhan are expected to be connected by the end of the academic year, rising to 400 one year later. The system is intended to be expanded into the remainder of Hubei province, which includes Wuhan. The province has 100 million inhabitants and its capital is Wuhan. As of the date of this offering, the joint venture has not received any revenues with respect to Education Net because it has been offering its services to 15,000 free members, but expects to obtain revenues starting in February 2001, after a free trial period for students expires, from approximately a portion of the members that have been receiving free services.


     While schools are linked to the site, students are also able to connect to the site through their computers at home, using a password. Using a cable connection requires a small cable modem for the home computer, and the joint venture has arranged for ample production of the modems for home use. The advantage of cable is that it provides a relatively fast connection speed. The second reason is that it is able to offer an "always on" connection for the flat fee. Normally, internet service providers in China charge an hourly fee for connection.

     The joint venture will use its development experience with Wuhan Cable TV to look at other products that can be developed between the joint venture and cable television operators. The joint venture is focusing on making further tie-ups with other cable operators, both in the areas of education and other services for business.

     In Wuhan, the content of the website includes relevant, local teaching materials provided by leading local school teachers, tying it into the courses they are studying in the classroom. For example, a secondary school student taking geography could access the internet and see the guidance notes for that particular geography class. In addition, he or she will have access to sample geography examinations provided by local teachers.

     The Education Net page also includes bulletin boards for discussions between teachers and students, background information for students and parents, and updated news for students. Work on the site is underway to broaden the communications links between and among teachers, students and parents.


     While parts of the site are free of charge for any student, access to the lesson materials and sample examinations require the student to register and pay a monthly fee. The connection fee ranges from the equivalent of US$6.00 per month to US$7.20 per month.


     Education Net is structured and operated in Wuhan through several agreements. These agreements include:

     a. Agreements for the supply of information. During January 2000, the joint venture's Wuhan branch signed three-year agreements with several leading secondary schools in the city, which were guaranteed by the Wuhan Education Commission. The purpose of these agreements is to ensure that relevant teaching and testing materials are provided on a timely and regular basis. They specify required subject materials and the amount of materials. The Education Commission guarantees to monitor the schools and guarantees the quality of the material. In turn, the joint venture is to make an initial payment equivalent to US$2,400 to each of these individual schools and will provide each of them with three personal computers.

     b. Agreements for access to the internet. In October 1999, the joint venture reached an agreement with Wuhan Cable TV, the cable television operator, to jointly offer the education service. A similar agreement was reached with Wuhan Telecom, an arm of state-owned China Telecom, in mid-2000. The joint venture has profit sharing agreements with each of Wuhan Cable TV and Wuhan Telecom. Students who opt to connect to the internet through a dial-up telephone connection pay the equivalent of US$7.20 per month for the basic connection. Those revenues will be split in a 50-30-20 ratio among the joint venture, the Education Commission and Wuhan Telecom, respectively. Students who access the internet through the cable TV system will pay the equivalent of US$6 per month, with the revenues split 50-50 between the joint venture and Wuhan Cable TV. As discussed above, as of the date of this prospectus, the joint venture has not received any revenues in connection with Education Net.

     The joint venture has seen a positive response to its Education Net because of the strong competition for places in Chinese universities from the three million students that graduate from secondary school each year. Parents place great importance on their children's studies. It is common for parents in urban centers such as Shanghai, Wuhan, Beijing or Guangzhou to spend the equivalent of US$50 to US$100 per month per child outside the classroom for additional English lessons or tutorials in specific subjects such as mathematics to help them gain a coveted place in university.

     Urban parents are increasing their spending on their child's education by 20 percent annually, the fastest growing area of urban consumer spending, the Wen Wei Po Daily newspaper reported in October 2000. The newspaper found average annual education spending for each elementary and middle school student in China was Rmb 2,000. It put total spending for education in China at Rmb 450 billion per year.

     The drive for academic success is a key reason a rapidly increasing number of Chinese families are buying personal computers. According to a statistical report prepared by the China Internet Network Information Center in August 2000, approximately 40 percent of PCs sold in China are used by schools and colleges with another ten percent bought for use in the home, mainly by parents wanting to boost educational opportunities for their child. Approximately 9.7 percent of urban dwellings in southern inland China, which includes Wuhan, have at least one person using the internet, according to a study released in July 2000 by the China Mainland Marketing Research Co.

     As described above in this section, the joint venture will receive 50 percent of the revenues from internet access fees through telephone modems and 50 percent of the revenues for internet access fees through cable modems.

     5.   An Internet Service Provider Consultant

          A.   Small Business Home Page

     The original business of the Rayes Group was that of an internet service provider. While Rayes Group holds the internet license, the joint venture is able to participate in the development of the ISP in Shanghai and Wuhan through the Internet Connection Agreement reached between the two parties. This agreement stipulates that the joint venture will provide technical and marketing services in Shanghai and Wuhan for the ISP business of the Rayes Group. In turn, Rayes Group and the joint venture share the revenues on a 50-50 basis. Neither the joint venture nor us owns the ISP directly, since foreign companies are prohibited by Chinese law from directly owning domestic ISP companies.

     Under China's agreement with the US ahead of its entry to the WTO, the government of China has said that the ownership of value-added telecom services such as ISP ownership will be relaxed to allow partial foreign ownership of ISP companies. There is no assurance that this will occur in a manner that will be advantageous to the joint venture or to us. Under the Internet Connection Agreement, the joint venture has a right of first refusal to purchase the ISP business in Shanghai and Wuhan should the Rayes Group desire to sell it and the Chinese government policy on foreign investment in the internet industry change in a manner that would allow it.

     The joint venture, in its consulting role, is creating appealing home pages and portals for both Shanghai and Wuhan in order to attract more hits. The joint venture is continuing to revamp and upgrade the content of its home pages.

     ISP customers in Shanghai will connect through the computer network servers located in the Shanghai office that are used by both the Rayes Group and the joint venture. Shanghai customers can subscribe to the internet services and pay the monthly subscription fees through the customer service department. Subscribers can join through traditional methods of phone or fax applications. Others become subscribers after a trial of a free limited-time internet connection that is offered to people who buy modems from Legend Computer. The role of the joint venture in the ISP organization is to provide technical and consumer assistance to people who want dial-up connections.


     The joint venture launched a new home page (www.col-chinaonline.com) in early October 2000. The site is designed to cater to small and medium sized enterprises, especially export-oriented enterprises. It also is designed to cross-sell to corporate buyers our other products, i.e., network engineering, web hosting and online corporate training. This will tie together the COL International brand image as an integrated internet company focused solely on business customers, especially small business and private companies.

     China experienced a surge in the development of its private sector in 1999. According to a China Overseas News Agency report, by November of 1999, China had
31.75 million registered private businesses owned by individuals. In Shanghai, the number of private businesses jumped 16 percent in a year to 109,947, up 16 percent from 1998. During the first half of this year, the number of private enterprises in Beijing jumped 28 percent over the same period a year earlier to 91,000. The State Development Planning Commission announced in year 2000 that the government would actively encourage private enterprise.

     Private Chinese companies are searching for business information on the internet. A survey released in August 2000 by the China Internet Network Information Center found that approximately 24 percent of internet users in China were looking for business and trade information.

     The core of the small business website is a free informational section called "running your business". This includes vital information to help business owners plan and run their enterprises. For instance, there is a large database of articles, interviews and expert opinions covering all major areas of planning and running a small and medium sized business, including detailed information on areas such as marketing and accounting.

     The "running your business" component is free. But integrated with it are two related areas that allow us to earn money from e-commerce, sponsors or advertisers. Revenues are anticipated to be generated from the following:

     a. Business Services. It includes an extensive list of services and business tools linked to the pages in the "running your business" section. For example, linked to the section on business finance will be a place for sponsored pages, which can be provided by a bank. This section will also be a place to recruit employees, incorporate a business and find accounting services. All pages in business services are designed to have sponsors or advertisers.

     b. Marketplace. It includes three e-commerce products. One is a marketplace section where businesses can shop online for office supplies, hardware, software, business books and airplane tickets. A second is an online procurement section where enterprises can call for bids for products they need, for example, a factory that is looking for a certain machine. The third is a showcase where companies can set up simple e-commerce sites for free. Companies that start out with a small, free homepage will be encouraged to move up to a larger site later.

     The website will also promote communication with the business community, providing online forums and bulletin boards that allow owners and entrepreneurs will be able to share experiences, question the experts and learn from each other.


     We expect to enter into an agreement in February 2001 to operate a website (www.cert-online.com) jointly with the China Council for Promotion of International Trade. The Council will provide certification services and latest international trade information; we will design and construct the site. The site will list the functions of the Council. In addition, we will perform the following duties:

     o The Council is one of two authorities authorized to issue Certificates of Origin which are mandatory for export companies when they cash their letters of credit. Clients are able to apply for Certificates of Origin online and we are able to issue them. We will charge Rmb 150 (or approximately US$18) for each Certificate. Currently, there are approximately 500 Certificates of Origin issued each day although we do not expect that all of those issued will utilize our services.

     o The Council also is authorized by the FDA, FCC, EPA and other United States authorities in accepting applications and handle the processes for Chinese export firms in their applications for FDA, FCC, and EPA approvals. We will have a 50 percent share in the profit.

     This agreement will terminate upon the mutual consent of the parties.

     B.   Internet Games Centers

     The Chinese government stipulates that games centers must apply to connect to the internet through the ISP that is designated for their district. The Rayes Group has been granted the exclusive rights to offer an ISP connection to the games centers of Nanshi District, a suburb in southern Shanghai with a population of approximately 550,000 inhabitants.

     Approximately 30 internet games outlets in Nanshi have their internet connection through the Rayes Group. Each game center pays the equivalent of US$125 per month, which is a primary source of revenue with respect to the ISP service of the joint venture. Under the Internet Connection Agreement, the income is split on a 50-50 basis between Rayes Group and the joint venture in return for consulting services by the joint venture.

     Negotiations are presently underway to grant the rights to a second district of Shanghai to the Rayes Group. If the negotiations are successful, the joint venture would provide the same consulting services to Rayes Group as with the game centers of Nanshi District in return for 50 percent of the revenues.

Governance And Operations Of The Joint Venture

     As a Sino-foreign joint venture, the joint venture is an equity joint venture governed by the Chinese joint venture laws. The parties to the joint venture participate in the profits and losses of the joint venture in proportion to their contributions to capital. The operations of the joint venture are subject to the contract between the joint venture partners, the joint venture's Articles Of Association, and an extensive body of law governing such matters as formation, registration, capital contribution, capital distributions, accounting, taxation, foreign exchange, labor and liquidation.

     The joint venture is governed by a board of directors consisting of five directors. Migration is entitled to appoint four directors, including the Vice Chairman of the joint venture board, and Rayes Group is entitled to appoint the Chairman of the joint venture board.

     The day-to-day operations and the execution of the decisions of the joint venture board is the responsibility of the General Manager and the joint venture's executives. Pursuant to applicable Chinese laws and the contract between the parties of the joint venture, certain major actions require unanimous approval by all of the directors of the joint venture called to decide on such actions. These actions include amendments to the Sino-foreign joint venture Contract and to the joint venture's Articles Of Association; increases in, or assignments of, the registered capital of the joint venture; a merger of the joint venture with another entity; or the termination and dissolution of the enterprise. All other actions by the joint venture board require approval by two-thirds of the directors, including the appointment of officers, strategic planning and budgeting, employee compensation and welfare, and distribution of after-tax profits.

Term And Scope Of Licenses

     On October 30, 1998, Rayes Group was granted a license to operate an ISP in 80 cities, including Shanghai and Wuhan, by the Ministry of Information Industry and the Telecom Department of China. The business license is valid for five years and may be renewed thereafter upon approval of that Ministry (or its designated approval authority). The business license defines the Rayes Group business scope as "computer, information networks and internet business".

     On September 15, 1999 the State Administration of Industry and Commerce granted the joint venture a certificate of approval to establish its enterprise and a business license with a business scope for "computer software, hardware and network systems, and the development of telecommunications hardware". The term of the business license is for ten years since September 11, 1996, the date in which the joint venture, under the name Neihi Electronic Systems Co. Ltd., was granted another business license, now expired.

Research & Development

     Migration has spent Rmb 154,564 (or approximately US$18,671) on research and development during fiscal 1999 and Rmb 299,153 (or approximately US$36,138) for fiscal 2000.

Employees

     The joint venture is subject to the Sino-foreign Equity Joint Venture Enterprise Labour Management Regulations. In compliance with those regulations, the joint venture's management may hire and discharge employees and make other determinations with respect to wages, welfare, insurance and discipline of employees. The joint venture will, as required by law, establish special funds for enterprise development, employee welfare and incentives, as well as a general reserve. In addition, the joint venture is required to provide its employees with facilities sufficient to enable the employees to carry out trade union activities.

     The joint venture currently has 60 employees, all of whom are employed full time.

Taxation

     A Sino-foreign joint venture with a minimum term of ten years that is engaged in internet services is exempt from state income tax for the first two years after becoming profitable. For three years thereafter, it is eligible for a 50 percent reduction in applicable state income tax. The joint venture has not yet become profitable, and there is no assurance that in the future it will be eligible for income tax exemption.

Distribution Of Profits

     After provision for social welfare funds for employees and provision for taxation, the profits, if any, of the joint venture will be available for distribution to the parties in proportion to their respective capital contributions. Any such distributions must be authorized by the joint venture board.

Assignment Of Interest

     Any assignment of an interest in the joint venture must be approved by the Chinese government. The Chinese joint venture laws also provide for preemptive rights and the consent of the other joint venture party for any proposed assignments by one party to a third party.

Liquidation

     Under the Chinese joint venture laws, the joint venture may be liquidated in certain limited circumstances, including expiration of the ten-year term or any term of extension, the inability to continue operations due to severe losses, force majeure, or the failure of a party to honor its obligations under the joint venture agreement or the Articles Of Association in such a manner as to impair the operations of the joint venture. The Chinese joint venture laws provide that, upon liquidation, the net asset value (based on the prevailing market value of the assets) of a joint venture shall be distributed to the parties in proportion to their respective registered capital in the joint venture.

Resolution Of Disputes

     In the event of a dispute between the parties, attempts will be made to resolve the dispute through friendly consultation or mediation. In the absence of a friendly resolution, the parties have agreed that the matter will first be referred to the Shenzhen Committee of the International Economic and Trade Arbitration Commission, whose decisions are final and enforceable in Chinese courts. The losing party will be liable for the arbitration fees.

Expropriation

     The Chinese joint venture laws provide that China will not nationalize or requisition enterprises in which foreign funds have been invested. However, under special circumstances, when public interest requires, enterprises with foreign capital may be legally requisitioned and appropriate compensation will be made.

Description Of Property

     We are currently located in the offices of our President, Mark K. Shaner, at 3177 South Parker Road, Aurora, Colorado 80014, U.S.A. Since April 2000, we have paid Mr. Shaner a total of $1,000 per month for his services and do not pay him additional amounts for use of the office space.

     The joint venture owns a 5,300 square foot office building in Wuhan, China. The property was purchased in February 2000 for a total purchase price of approximately $245,000, including $54,000 paid to date, $10,000 to be paid in October 2000, and the remaining $181,000 is expected to be financed with a Chinese bank which will be repaid in five years at an annual interest rate of
5.31 percent. The joint venture also purchased 1,590 square foot staff quarters in Wuhan for a total purchase price of approximately $63,000, including $27,000 paid to date and the remaining $36,000 to be paid in five years at an annual interest rate of 5.5412 percent. The financing, however, has not yet been finalized.

     The joint venture also has an eight-year lease that expires on April 24, 2008 on an approximately 7,000 square foot office in Shanghai at a cost of approximately $2,300 per month for the first three years, approximately $2,600 for the following three years, and approximately $2,900 per month for the remainder of the lease. The lease is renewable upon mutual consent of the parties on the expiration date. Upon consummation of the acquisition of Migration, our headquarters for our Chinese operations will be located at the Shanghai property.

     All properties are in good condition.

Legal Proceedings


     On July 27, 2000, ChinaOnline Inc., a provider of business news and information regarding China in the United States, sent us a letter claiming that our use of the CHINAONLINE mark constitutes an infringement and dilution of the trademark rights of ChinaOnline Inc. in its CHINAONLINE trademark, which they claimed had been registered in the United States. ChinaOnline Inc. demanded that we cease and desist all use of the CHINAONLINE mark, including as a company name. On August 21, 2000, ChinaOnline Inc. sent a second letter stating that it will take appropriate action in the event that we fail to cease and desist all use of the CHINAONLINE mark. We have responded to these claims by stating that, under relevant legal principles, the use of our name "COL China Online International Inc." does not infringe on, dilute or otherwise injure any trademark rights of the claimant.

     Except as described above, we know of no litigation pending, threatened, or contemplated, or unsatisfied judgments against COL International, or any proceedings of which the joint venture is a party. We know of no legal actions pending or threatened, or judgment entered against any of our officers or directors in their capacities as such.

Available Information

     We have filed a registration statement with respect to the securities offered by this prospectus with the SEC. This prospectus, filed as part of that registration statement, does not contain all the information set forth in or annexed as exhibits to the registration statement, certain portions of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and this offering, reference is made to the registration statement, including exhibits filed with the registration statement, which may be read and copied at the Public Reference Room maintained by the SEC at the following addresses:

     o    450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549
     o    500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511
     o    7 World Trade Center, New York, New York 10048

     Copies of these materials also can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information concerning the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, materials filed electronically by us with the SEC are available at the SEC's internet website at http://www.sec.gov.

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                  INTRODUCTION


     COL International and Migration entered into an exchange agreement, whereas Migration stockholders will acquire approximately 80 percent of the common stock of the combined entity. Therefore, for financial statement purposes, Migration is considered the acquiring company, and the transaction has been treated as a purchase by Migration of COL International. For legal purposes, however, COL International will remain the surviving entity. The net assets of COL International acquired in the exchange are recorded at their historical recorded value, which approximates their fair market value.

     The accompanying unaudited pro forma combining, condensed balance sheet combines the balance sheets of COL International and Migration as of September 30, 2000, and the net financial effect from COL International's securities offering, which is discussed within this prospectus.

     The accompanying unaudited pro forma combining, condensed statements of operations combine the operations of COL International for the period from its inception (February 29, 2000) to June 30, 2000, with the operations of Migration for the eleven months ended June 30, 2000, and the operations of each entity for the three months ended September 30, 2000, as if the merger was completed as of the beginning of each of the periods presented.

     Migration's principal operations are in the People's Republic of China. Its historical financial statements are presented in Renminbi (RMB), its functional currency. For pro forma presentation purposes, these amounts have been presented in US dollars based on the exchange rate at September 30, 2000 (8.28 RMB to one US dollar).


     These statements are not necessarily indicative of future operations or the actual results that would have occurred had the merger been consummated at the beginning of the periods indicated.

     The unaudited pro forma combining, condensed financial statements should be read in conjunction with the historical financial statements and notes thereto, included elsewhere in this document.



                                           COMBINING, CONDENSED BALANCE SHEET
                                                   SEPTEMBER 30, 2000
                                                       (UNAUDITED)
                                                      (US Dollars)


                                                                               Pro Forma Adjustments
                                                                     -----------------------------------------
                                           COL                           (A)            (B)           (C)          Pro Forma
                                      International    Migration      Offering        Exchange    Eliminations     Combined
                                      -------------   -----------    -----------    ------------  ------------    -----------
CURRENT ASSETS:
    Cash                               $    12,875    $    88,669    $      --      $       --     $      --      $   101,544
    Receivables                             18,420         14,027           --              --         (18,420)        14,027
    Other current assets                      --           36,304           --              --            --           36,304
    Due from minority stockholder             --           18,775           --              --            --           18,775
                                       -----------    -----------    -----------    ------------   -----------    -----------
         Total current assets               31,295        157,775           --              --         (18,420)       170,650

PROPERTY AND EQUIPMENT, net                   --        1,473,145           --              --            --        1,473,145

INTANGIBLE ASSETS                           75,000      1,040,160        (75,000)           --            --        1,040,160
                                       -----------    -----------    -----------    ------------   -----------    -----------

TOTAL ASSETS                           $   106,295    $ 2,671,080    $   (75,000)   $       --     $   (18,420)   $ 2,683,955
                                       ===========    ===========    ===========    ============   ===========    ===========

CURRENT LIABILITIES:
    Accounts payable                        94,769        151,903         40,000            --            --          286,672
    Mortgage loans payable - current          --           48,595           --              --            --           48,595
    Other                                     --           32,975           --              --         (18,420)        14,555
                                       -----------    -----------    -----------    ------------   -----------    -----------
         Total current liabilities          94,769        233,473         40,000            --         (18,420)       349,822
                                       -----------    -----------    -----------    ------------   -----------    -----------

DUE TO PARENT COMPANY                       70,000      3,954,300           --              --            --        4,024,300

MORTGAGE LOANS - LONG-TERM                    --          165,915           --              --            --          165,915

Minority Interest                             --           47,475           --              --            --           47,475
-----------------

STOCKHOLDERS' DEFICIENCY                   (58,474)    (1,730,083)      (115,000)           --            --       (1,903,557)
                                       -----------    -----------    -----------    ------------   -----------    -----------

TOTAL LIABILITIES AND
    STOCKHOLDERS' DEFICIENCY           $   106,295    $ 2,671,080    $   (75,000)   $       --     $   (18,420)   $ 2,683,955
                                       ===========    ===========    ===========    ============   ===========    ===========



                                                           31


                                      COMBINING, CONDENSED STATEMENT OF OPERATIONS
                                      FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000
                                                       (UNAUDITED)
                                                       (US Dollars)


                                                                           Pro Forma Adjustments
                                                                --------------------------------------------
                                     COL                             (A)             (B)           (C)           Pro Forma
                                International     Migration       Offering        Exchange     Eliminations      Combined
                                -------------   ------------    ------------    ------------   -------------   ------------
TOTAL REVENUES                  $       --      $      9,565    $       --      $       --     $        --     $      9,565

COST OF GOODS SOLD                      --            12,150            --              --              --           12,150
                                ------------    ------------    ------------    ------------   -------------   ------------

GROSS MARGIN                            --            (2,585)           --              --              --           (2,585)

OPERATING EXPENSES                    38,228         367,799         115,000            --              --          521,027
                                ------------    ------------    ------------    ------------   -------------   ------------

LOSS BEFORE MINORITY INTEREST        (38,228)       (370,384)       (115,000)           --              --         (523,612)

    Minority interest                   --             6,473            --              --              --            6,473
                                ------------    ------------    ------------    ------------   -------------   ------------

NET LOSS                        $    (38,228)   $   (363,911)   $   (115,000)   $       --     $        --     $   (517,139)
                                ============    ============    ============    ============   =============   ============

NET LOSS PER SHARE,
    Basic and Diluted                  (--)                                                                    $       (.01)
                               =============                                                                   ============


OUTSTANDING SHARES                 8,300,000                       1,500,000      40,200,000                     50,000,000
                                ============                    ============   =============                   ============




                                                           32


                                     COMBINING, CONDENSED STATEMENT OF OPERATIONS
                                          FOR THE PERIODS ENDED JUNE 30, 2000
                                                       (UNAUDITED)
                                                      (US Dollars)



                                     COL          Migration
                                International   ------------
                                -------------      Eleven
                                Period From        Months                  Pro Forma Adjustments
                                Inception To       Ended        -------------------------------------------
                                  June 30,        June 30,          (A)             (B)            (C)         Pro Forma
                                    2000            2000          Offering        Exchange     Eliminations     Combined
                                ------------    ------------    ------------    ------------   ------------   ------------
TOTAL REVENUES                  $       --      $    188,298    $       --      $       --     $       --     $    188,298

COST OF GOODS SOLD                      --          (108,983)           --              --             --         (108,983)
                                ------------    ------------    ------------    ------------   ------------   ------------

GROSS MARGIN                            --            79,315            --              --             --           79,315

OPERATING EXPENSES                   169,336       1,243,785         137,000            --             --        1,550,121
                                ------------    ------------    ------------    ------------   ------------   ------------

LOSS BEFORE MINORITY INTEREST       (169,336)     (1,164,470)       (137,000)           --             --       (1,470,806)

    Minority interest                   --            90,146            --              --             --           90,146
                                ------------    ------------    ------------    ------------   ------------   ------------

Net Loss                        $   (169,336)   $ (1,074,324)   $   (137,000)   $       --     $       --     $ (1,380,660)
--------                        ============    ============    ============    ============   ============   ============

NET LOSS PER SHARE,
    Basic and Diluted           $       (.02)                                                                 $       (.03)
                                ============                                                                  ============


OUTSTANDING SHARES                 8,300,000                       1,500,000      40,200,000                    50,000,000
                                ============                    ============    ============                  ============




                                                           33

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


A. To record the issuances of 1,500,000 shares of common stock (assuming the minimum) to be issued in this public offering at $.05 per share or $75,000. Assuming the maximum is sold, an additional 500,000 shares or $25,000 could be raised in this offering. As the expected costs associated with the public offering of $212,000 exceeds the proceeds to be received, the balance of $137,000 (i.e., $212,000 of offering cost less $75,000 of proceeds for the period ended June 30, 2000) and $115,000 for the three months ended September 30, 2000 (as $22,000 of offering costs were expensed in operations during the three month period ended September 30, 2000) have been expensed in operations as pro-forma adjustments. Also, an additional $40,000 has been recorded as payable to be either repaid by the majority stockholder or from Migration's future operations. This amount represents the additional $115,000 of expected offering costs to be incurred in excess of the $75,000 of proceeds expected to be received from the offering (which is reflected as a reduction to equity in the pro-forma combined balance sheet as of September 30, 2000).

B. To reflect the acquisition of COL International in a purchase transaction with Migration, accounted for as a reverse merger. No goodwill is being recorded on this acquisition as COL International has limited operations and was formed for the sole purpose of merging with Migration and raising limited funding prior to the acquisition.

C. To record the elimination of amounts due to/from COL International and Migration.

            MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


     The following is a discussion and comparison of the financial condition and results of operations of COL International as of September 30, 2000 and the periods ended June 30, 2000 and September 30, 2000 as well as of Migration as of September 30, 2000, and for the period ended June 30, 2000 compared to the period ended July 31, 1999 and the three months ended September 30,2000 compared to the three months ended October 31, 1999. These discussions should be read in conjunction with our financial statements, the notes to the financial statements, and the other financial data included elsewhere in this prospectus.


COL CHINA ONLINE INTERNATIONAL INC.

Introduction


     COL International is a development stage company incorporated on February 22, 2000. Its sole purpose is to acquire Migration through an exchange of shares. To date, COL International has raised limited capital from its founders and in a private offering of securities. COL International has also coordinated this public offering and the exchange of shares with Migration. COL International has recognized no revenues, nor is it expected to in the future, until it acquires Migration. COL International's expenses have been related primarily to professional fees incurred in connection with the planned exchange of shares between the companies. After this proposed public offering and exchange of shares, Migration will own approximately 80 percent of COL International.


     The ability of COL International to continue operations as a going concern is dependent upon the successful completion of the exchange with Migration and the continued support from COL International's principal stockholder and/or Migration's majority stockholder until the acquisition occurs. The proceeds from this public offering will not be adequate to cover the costs of the offering. After the acquisition, the continuation of the combined entity will be dependent upon the continued support of Migration's majority stockholder, until such time as, when or if, the combined entity achieves positive cash flows from operations or additional funds are raised in future private and public offerings.

Liquidity and Capital Resources


     COL International has negative working capital as of September 30, 2000 of approximately ($63,000). In May and June 2000, COL International sold 1,250,000 shares of common stock at $.05 per share and raised approximately $53,000, net of related offering costs. Proceeds from this public offering are between $75,000 and $100,000, dependent upon whether either the minimum or maximum, respectively, is raised in this offering. In either event, this amount will not cover the related estimated costs of $212,000 of this public offering. (As of the date of this filing, $130,000 has been advanced by Migration's majority stockholder to COL International, including $60,000 of additional advances after September 30, 2000. A portion of these advances have been used to pay for offering costs incurred to date.) As Migration is expected to continue to operate on a negative cash flow basis for at least the near term, the combined entity, even after this public offering, will continue to be dependent upon Migration's majority stockholder for continued financial support. COL International intends to raise additional funds through public or private offerings in the future; however, there are no assurance COL International will be successful in these endeavors.

     For the period from its inception in February 2000 to September 30, 2000, including advances made by the major stockholder prior to February 2000, cash used in operations was $116,872, which was comprised principally of a cumulative net loss of $207,564 generally offset expenses paid directly by the principal stockholder of $89,343. COL International had no cash flows from investing activities. For this same period cash flows from financing activities was $129,747. This was comprised of cash contributions by the founding stockholders of $7,050 (excluding the above mentioned cash paid by the principal stockholder prior to incorporation for professional fees incurred on behalf of COL International of approximately $89,000) and net proceeds of $52,697 received in a private offering of common stock.

     Migration's majority stockholder has also made advances to COL International through September 30,2000, of $70,000 and an additional advance of $60,000 after that date. These amounts are without interest or collateral and repayable only out of 20 percent of future pre-tax net profits or convertible into common stock of COL International at the greater of $1.20 or 90 percent of the market price of COL International's common stock. For advances made after the effective date of this registration statement, such advances may be convertible at $1.20 per share or 110 percent of the weighted average trading price for twenty days preceding the date of notice of conversion of COL International common stock.

Statement Of Operations For The Periods Ended June 30, 2000 and September 30,
2000

     The financial statements reflect only the operations of COL International from its inception on February 22, 2000 to June 30, 2000 and September 30, 2000, including certain costs, which were incurred and paid to third parties prior to incorporation of COL International by COL International's primary stockholder. COL International's total expenses and related net loss relate primarily to professional fees paid to attorneys and accountants in connection the proposed acquisition of Migration and totaled approximately $160,000 and $11,000 for the period ended June 30, 2000 and the three months ended September 30, 2000,repectively (or a total of $171,000 from inception to September 30, 2000). Also, approximately $22,000 of expense was incurred for the three month period ended September 30, 2000, which were directly related to the public offering. These costs are being expensed as COL International has deferred $75,000 of offering costs at September 30,2000, which is the minimum amount expected to be received from the public offering. Costs in excess of this amount will be expensed in operations as incurred.

     After the acquisition, a substantial portion of costs paid to professionals, including accountants and attorneys, are not expected to be recurring as they related to due diligence costs associated with the acquisition with Migration. However, having foreign operations with public reporting obligations in the United States does subject COL International to certain additional costs not normally associated with a US public company with only US operations. These costs are substantial and include, among other costs, travel and coordination with foreign professionals. Therefore, COL International is unable to accurately estimate the amount of costs, which will not be recurring.


     COL International has no full time employees or commitments. It is currently paying $1,000 per month under a cancelable agreement with a director/officer.

MIGRATION DEVELOPMENTS LIMITED

Introduction

     Migration is a British Virgin Island incorporated entity. After the acquisition, it will become a wholly owned subsidiary of COL International. For financial reporting purposes, however, the exchange of shares between COL International and Migration will be considered a reverse acquisition and Migration will be considered the acquiring entity. Therefore, the continuing financial statements of the reporting company will reflect the operations of Migration from its inception and operations of COL International from the date of the exchange.


     Migration's operations are in the People's Republic of China and as such, its functional currency is the Renminbi. All amounts presented below, therefore, are in Rmb. For illustration purposes, the US translated amount based on the exchange rate at September 30, 2000 of approximately 8.28 Rmb to the US dollar and is presented parenthetically for the most recent periods presented.


     Operating in the PRC presents Migration with certain risks not normally associated with an entity whose operations are solely in the United States. A discussion of these risks is included under the "Risk Factors" section, above.


     Even though Migration was incorporated in 1998, it effectively commenced operations in the spring of 1999. Therefore, the financial information for the year ended July 31, 1999 includes only approximately four months of operations. Migration's operations are primarily through a 90 percent-owned interest in the joint venture.

     Migration's revenues to date have been generated from only a few customers. It has also incurred other costs associated with developing various lines of business generally related to services provided through the internet in China, which to date have not generated significant revenues. Therefore, Migration has generated operating losses since its inception. It has also made significant capital investments in obtaining certain operating rights and equipment. The majority stockholder of Migration, principally in the form of non-interest bearing advances has funded these losses and capital costs. These advances are to be repaid only from 20 percent of any future pre-tax profits or are convertible into common stock of COL International at the greater of $1.20 per share or 90 percent of the weighted average trading price for the 20 days preceding the date of notice of conversion of COL International common stock. Continuation of Migration as a going concern will ultimately be dependent upon attaining positive cash flow from operations. Until this occurs, Migration will remain dependent upon continued financial support from its majority stockholder or other sources of capital, if they become available.


Liquidity And Capital Resources


     As of June 30, 2000 and September 30, 2000, Migration had a negative working capital of Rmb 2,054,078 and Rmb 626,632 (or approximately US$75,698), respectively. This improved significantly from a negative working capital of Rmb 9,752,605 at July 31, 1999, after payment to the Rayes Group of Rmb10,000,000 in August 1999 for certain intangible operating rights, which was recorded as a short-term liability as of July 31, 1999. This amount along with other funding for capital expenditures and operating losses was advanced to Migration by the majority stockholder. As previously mentioned, the majority stockholder has agreed not to call its advances, but accept repayment only from 20 percent of future pre-tax profits or convert the amount into common stock of COL International. As of September 30, 2000, advances from the majority stockholder totaled Rmb 32,733,695 (or approximately US$3,954,300). Migration's management believes the majority stockholder will continue to provide financial support to Migration and the majority stockholder has signed a note agreement to provide up to Rmb 65,600,000 (or approximately US$8,000,000). Migration's ability to continue operations is currently dependent upon continued financial support from its majority stockholder. Also included in liabilities at September 30, 2000 is Rmb 1,500,000 (or approximately US$181,203), incurred in connection with the purchase of office space in Wuhan China. In late December 2000, Migration entered into a supplemental agreement with the seller of the property whereby Migration agreed to pay an additional down payment of Rmb 110,000 in January 2001 and remaining balance of Rmb 1,390,000 plus the interest at the rate of
5.31 percent per annum are to be repaid by a monthly installment of Rmb 26,428 for five years commencing from January 2001 to December 2005. Consequently, Rmb 1,390,000 has been reclassified as non-current liability at September 30, 2000.

     Cash was used in operating activities for the three month period ended October 31,1999 was Rmb 201,491 as compared with Rmb 1,489,596 (or approximately US$179,947) for the three months ended September 30, 2000. The cash used in operations was to fund operating losses of Rmb 1,603,320 and Rmb 3,012,452 (or approximately US$363,911), generally offset by non-cash expenses related to amortization and depreciation of Rmb 1,455,452 and Rmb 1,708,797 (or approximately US$206,427) for the three months ended October 31, 1999 and September 30, 2000, respectively.

     Cash was used in operating activities for the period ended July 31, 1999 of Rmb 1,916,310 as compared with Rmb 2,165,665 for the eleven months ended June 30, 2000. The cash used in operations was to fund operating losses of Rmb 2,829,774 and Rmb 8,893,253, generally offset by non-cash expenses related to amortization and depreciation of Rmb 1,340,754 and Rmb 5,770,301 for the periods ended July 31, 1999 and June 30, 2000, respectively. Other changes in operating assets resulted in increases in cash generated in operations during the period ended June 30, 2000 and included a decrease in receivables of Rmb 1,230,265 and an increase in payables of Rmb 349,708.

     Cash flows from investing activities for the three months ended October 31, 1999 and September 30, 2000 was Rmb 152,988 and Rmb 424,569, respectively. During the three months ended September 30,2000, the joint venture also purchased Rmb 142,605 of equipment (or approximately US$17,227) compared to equipment purchases of Rmb 152,988 during the period ended October 31, 1999. In July 2000, after receiving regulatory approval, the purchase of a company developing a website in which Migration has 70 percent, was completed. The total purchase price for this entity was Rmb 1,457,140 (or approximately US$176,000). A purchase deposit of Rmb 1,020,000 (or approximately US$123,000) was advanced during the period ended June 30, 2000 and an additional net amount of Rmb 281,964 (or approximately US$34,000) was paid in July 2000. The predecessor entity was a development stage company and has not recognized any significant revenues from its website development.

     Cash flows in investing activities in prior periods were generally made directly by the majority stockholder and included the purchase of Rmb 4,557,684 of equipment in the year ended July 31, 1999. During this prior period the joint venture also purchased Rmb 1,243,752 of equipment and property as compared to Rmb 2,548,699 during the period ended June 30, 2000. Also during the eleven months ended June 30, 2000, Migration made an advance of Rmb 1,020,000 towards the purchase of the website development company discussed above.

     Cash flows from financing activities have generally come from advances by the majority stockholder of Migration. During the three months ended October 31, 1999 and September 30, 2000, the majority stockholder has advanced Rmb 10,438,636 and Rmb 1,622,021 (or approximately US$195,944), respectively. Subsequent to September 30, 2000, Migration entered into a supplemental agreement with the seller of the office space in Wuhan, China whereby Migration agreed to pay a further down payment of Rmb 110,000 in January 2001 and the remaining balance of Rmb 1,390,000 (or approximately US$168,000) together with accrued interest at the rate of 5.31 percent per annum are to be repaid by a monthly installment of Rmb 26,428 (or approximately US$3,000) over five years commencing from January 2001.

     Cash flows from financing activities came from advances by the majority stockholder of Migration of Rmb 873,643 in the period ended July 31, 1999 and Rmb 15,977,658 during the eleven months ended June 30, 2000 and contribution of Rmb 1,000,000 by Rayes Group in the joint venture during the period ended July 31, 1999. Other financing activities included: mortgage loan of Rmb 285,000 for a staff quarter in Wuhan and loan of Rmb 1,500,000 payable to seller of the Wuhan office acquired during the eleven months ended June 30, 2000, offset by the repayment of the liability to the Rayes Group of Rmb 10,171,912, principally related to the purchase of license rights from them.


     The net change in cash and cash balances during the periods has been relatively insignificant as the majority stockholder of Migration has been funding the operations on an as needed basis.


Statement Of Operations For The Three Months Ended October 31, 1999 And September 30, 2000

     Revenues for the three months ended September 30, 2000 include marketing and technical fees received from Rayes Group of Rmb 79,185 (or approximately US$9,565) compared to installation revenues of Rmb 592,011 and marketing fees of Rmb 73,625 for the three months ended October 31, 1999. Migration has entered into only a limited number of contracts, and revenue is recognized as project phases are completed and accepted by the customer. However, because there have been only a limited number of contracts, Migration's gross margin on installation revenue, which can vary between contracts based on negotiated price and materials installed (where lower margins are received), is not consistent between periods. For the period ended October 31, 1999, Migration had a gross margin of approximately 78 percent based on costs of Rmb 127,392, whereas for the three months ended September 30, 2000, Migration did not perform any contract for network installation of local area networks. Migration is continuing to pursue installation contracts and expects negotiation for additional contracts to be finalized in January 2001.

     Marketing fees relate to the joint venture share of 50 percent of the revenues generated from ISP services owned by Rayes Group and computer hosting of web sites for customers. Migration has not yet generated significant revenues from these lines of business, but is devoting substantial resources to developing this business. To date, most ISP services are paid by a limited number of individual dial-up customers and internet games centers in Shanghai, as well as a limited number of companies whose web sites are hosted by Migration. Migration also intends to design web sites for companies in the future, however, insignificant revenue has been generated from this activity to date. To the extent that Migration designs and hosts a customer's web sites, the related revenue from the design will generally be deferred and recognized over the hosting term of the contract or expected life of the customer, if longer.

     In connection with these services, Migration has an agreement with Rayes Group to reimburse Rayes Group for their actual transmission (i.e., telephone line) costs, provided that Rayes Group will pay all incremental costs related to expansion of the telecommunications facilities related to the ISP operations. These amounts totaled Rmb 141,947 and Rmb 100,582 (or approximately US$12,151) during the three months ended October 31,1999 and September 30, 2000, respectively. The joint venture has no long-term commitments in connection with its telecommunication costs other than management fees payable to the Rayes Group discussed below.

     During the three months ended October 31, 1999 and September 30, 2000, Migration incurred Rmb 60,317 and Rmb 142,030 (or approximately US$ 17,157) of research and development costs. These costs represent software development costs associated with Migration's development of its Education Net web site. These costs are expected to be continuing as Migration continues to develop content and enter information into its web site. The web site is currently functioning and can be accessed, but no revenues have been generated to date as the joint venture is offering these services at no charge to create awareness and interest in its web site. Migration intends to begin charging user fees in February 2001.

     General and administrative costs include salaries, rent, travel and other overhead costs. For the three months ended October 31, 1999 and September 30, 2000, general and administrative costs totaled Rmb 661,995 and Rmb 1,193,810 (or approximately US$144,215), respectively. These costs are increasing as Migration continues to expand its business services.

     Amortization and depreciation expense for the three months ended October 31, 1999 and September 30, 2000 was Rmb 1,455,452 and Rmb 1,708,797 (or
approximately US$206,427), respectively. The increase represents additional equipment purchases.

     Migration has not recognized any future tax benefits resulting from its operating losses due to the uncertainty of future realization.

     Based on the minority stockholder's thirty percent interest in Construction net, Rmb 53,582 of losses is offset against the minority interest's capital contribution of Rmb 446,581 for the period commencing since date of acquisition on July 31, 2000 to September 30, 2000.

     No share of loss has been absorbed by the joint venture's minority interest holder, Rayes Group, for the period September 30, 2000 as its initial capital contribution was fully absorbed during the period ended June 30, 2000.

     The above has resulted in net losses of Rmb 1,603,320 and Rmb 3,012,452 (or approximately US$363,911), for the three months ended October 31, 1999 and September 30, 2000, respectively. Migration expects to continue to incur losses until its services are more fully developed and accepted in China.

Statement Of Operations For The Period Ended July 31, 1999 And The Eleven Months Ended June 30, 2000

     Migration has no comparable year end periods as actual operations began in the spring of 1999. Therefore, the year ended July 31, 1999 generally includes operations for only four months, which for discussion purposes is being compared to the eleven months ended June 30, 2000.

     Revenues for the eleven months ended June 30, 2000 include network installation of local area networks of Rmb 1,204,804 and marketing and technical fees received from Rayes Group of Rmb 353,923 compared to installation revenues of Rmb 1,355,814 and marketing fees of Rmb 83,630 for the year ended July 1999. For the period ended July 31, 1999, Migration had a gross margin of installation revenue of approximately 75 percent based on costs of Rmb 341,085, whereas for the eleven months ended June 30, 2000, Migration experienced a gross margin of 67 percent, based on related costs of Rmb 402,325. The difference can be attributed to Migration obtaining a large customer during the period ended July 31, 1999, whereby the contract was more labor intensive and Migration was able to generate a higher margin.

     Telecommunication costs paid to the Rayes Group totaled Rmb 276,634 and Rmb 499,834 for the periods ended July 31,1999 and June 30, 2000, respectively. Migration has no long-term commitments in connection with its telecommunication costs.

     During the period ended July 31, 1999 and the eleven months ended June 30, 2000, Migration incurred Rmb 154,564 and Rmb 299,153 of research and development costs.

     General and administrative costs include salaries, rent, travel and other overhead costs. For the period ended July 31, 1999 and the eleven months ended June 30, 2000, general and administrative costs totaled Rmb 2,409,948 and Rmb 4,226,600, respectively. These costs have increased as Migration continues to expand its business services and the extended effective period covered (i.e., four months compared to eleven months), even though the related revenues have not yet been generated from such activities. These increased costs are somewhat offset by certain initial costs incurred by the joint venture, principally professional fees generally related to its initial year of operations of Rmb 416,520, while no similar expense was incurred in the eleven months ended June 30, 2000.

     Amortization and depreciation expense for the period ended July 31, 1999 and June 30, 2000 was Rmb 1,340,754 and Rmb 5,770,301, respectively. For the period ended July 31, 1999, this represented one month of amortization based on the date the joint venture contracts were negotiated with Rayes Group to provide ISP and other internet services to third parties. These costs are being amortized over five years. Depreciation expense generally commenced in March 1999 and the related costs are also being depreciated on a straight-line basis generally over five to seven years. For the period ended June 30, 2000, the eleven months of expense was recorded.

     Based on Rayes Group's ten percent interest in the joint venture, Rmb 253,767 and Rmb 746,233 of losses during the periods ended July 30, 1999, and June 20, 2000, respectively, were offset against Rayes Group's initial contribution of Rmb 1,000,000 to the joint venture. Rayes Group initial contribution to the joint venture was fully absorbed by the losses of the joint venture during the period ended June 30, 2000.

     The above has resulted in net losses of Rmb 2,829,774 and Rmb 8,839,253, for the periods ended July 31, 1999 and June 30, 2000, respectively. Migration expects to continue to incur losses until its services are more fully developed and accepted in China.


                                   MANAGEMENT

Current Director And Officer

     Mark K. Shaner is our sole director and also our President, Chief Financial Officer, and Secretary. There are no other directors or officers. Mr. Shaner has been elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. He will resign as a director and officer of COL International upon consummation of the acquisition.

     Mark K. Shaner, age 49, has been our President, Chief Financial Officer, Secretary and sole director since COL International's inception on February 22, 2000. Mr. Shaner is an attorney whose main area of practice is transactional law. He obtained his law degree at the University of Denver and was admitted to the Colorado Bar in 1976. He has been involved in the private practice of law since 1976.

Directors And Officers After The Acquisition

     Our directors and executive officers after the acquisition are listed below, including their respective names, ages and positions with COL International.

         Name                     Age    Position with COL International
         ----                     ---    -------------------------------

     Kam Che Chan                 50     Chairman of the board

     Brian Power                  50     Director, Chief Executive Officer
                                         and Secretary

     Paul Wong                    50     Director

     Qi Yu Zhang                  42     Director

     Kam Che Chan, has been the General Manager and a director of Hogan Industries Limited since 1989, which has operations in China, Vietnam, the U.S. and Mexico and nearly 5,000 staff members. In these capacities, Mr. Chan has been working in project management and marketing for Hogan Industries. After majoring in accounting at what is now Hong Kong Baptist University in Hong Kong, he spent 18 years working in several major certified public accounting firms in Hong Kong before moving into marketing and management.

     Brian Power, will become the Chief Executive Officer of COL International upon completion of the acquisition. Mr. Power has been the Chief Executive Officer of Migration since January 2000 after leaving Asiamoney magazine in Hong Kong, part of Euromoney pcl, where he headed the internet development group from 1997 through 1999. From 1992 and until joining Asiamoney, Mr. Power founded and managed companies in China. He created and was Managing Director of China Securities Research Centre Ltd., which had offices in three Chinese cities. Its daily publications, produced in both Chinese and English, were the first-ever daily publications covering China's securities markets. Mr. Power later sold the company to Reuters. A former journalist, Mr. Power won national awards in Canada for investigative journalism.


     Paul Wong, is the founder, Chief Executive Officer, and Chairman of the board of directors of Hogan Industries Limited since 1982. Mr. Wong's factories are suppliers of molded baby bottles to leading U.S. and European brand names as well as precision scale models to major airlines worldwide. His responsibilities include new product concepts regarding investments in high tech companies in Asia.

     Qi Yu Zhang, became Chief Executive Officer of the Rayes Group in April 1997. Mr. Zhang was one of the founders and directors of the Rayes Group since 1995. In these capacities, he has been responsible for the ISP and ICP development and operations of the Rayes Group in more than ten Chinese cities. Mr. Zhang also became the Chief Executive Officer and a director of Migration in July 1998. Mr. Zhang is a member of the Computer Engineering Application Association in China and has obtained advanced degrees after studying Computer Telecommunications at Xian Electronic Technology University.


     Following are biographies of the directors and certain key employees of the joint venture:

Directors And Other Key Employees Of The Joint Venture


     Kam Che Chan, has been the Deputy Chairman of the board of the joint venture since 1999. Refer to his business experience above under the caption, "Directors And Officers After The Acquisition", above.

     Xiang Yang Chang, 51, has been the General Manager of the joint venture's Wuhan Office since 1999. Prior to this position, Mr. Chang was General Manager of Rayes Group from 1993. Mr. Chang has published several books and periodicals on computer communications. He was a Director of Research at Harbin University after graduating with advanced degrees in computer science in 1968. He has extensive administrative experience.

     Liang Qiao, 28, has been a director and Deputy Chief Financial Officer of the joint venture since 1999. Mr. Qiao is a graduate of the Shanghai Finance University, where he studied investment finance management. He worked as an accountant during the early 1990s before joining the Rayes Group in 1996, where he ran the investment management department.

     Chi Keung Wong, 62, has been a director of the joint venture since 1999 and the Chief Financial Officer of the joint venture since 1999. Mr. Wong also has been a director and Chief Financial Officer of Migration since July 1998. Mr. Wong, has 40 years of experience as a financial controller and an auditor both in Australia and Hong Kong. He started in the audit department of Lowe, Bingham & Mathews (now PricewaterhouseCoopers LLP) in 1960 after having graduated in Hong Kong in accounting. He worked in China from its initial opening in the mid-1960s until 1984. He was later Financial Controller for the YMCA in Australia. Chi Keung Wong is the brother of Paul Wong.

     Paul Wong, has been a director of the joint venture since 1999. Refer to his business experience above under the caption, "Directors And Officers After The Acquisition", above.

     Qi Yu Zhang, has been the Chairman of the board of the joint venture since 1999. Refer to his business experience above under the caption, "Directors And Officers After The Acquisition", above.


                             EXECUTIVE COMPENSATION

Compensation Of Current Director

     Our only director does not receive any compensation for serving on our board. However, he is reimbursed for expenses incurred in attending meetings and for other expenses incurred on behalf of COL International. It is anticipated that after the acquisition the directors who are not also employees will receive compensation for serving on the board.

Summary Compensation Table After The Acquisition


     The following table sets forth in summary form the compensation to be received after the acquisition by Brian Power, our future Chief Executive Officer, and Qi Yu Zhang, Chairman of the board of the joint venture. None of our employees, other than Mr. Power, and no employees of the joint venture will receive total salary and bonus exceeding $100,000 after the acquisition.


                                         Summary Compensation Table
                                         --------------------------

                                                                              Long Term Compensation
                                                                              ----------------------
                                  Annual Compensation                     Awards                  Payouts
                                  -------------------                     ------                  -------
                                                         Other       Restricted             All other
Name and Principal        Fiscal  Salary     Bonus       Annual        Stock      Options    Payouts    Compensation
Position                  Year    ($) (1)   ($) (2)   Compensation   Awards ($)     (#)      ($) (3)       ($)(4)
--------                  ----    -------   -------   ------------   ----------     ---      -------       ------
Brian Power               2000    $150,000    -0-          -0-          -0-         -0-        -0-           -0-
Chief Executive Officer
COL International


Qi Yu Zhang               2000    $ 18,000    -0-          -0-          -0-         -0-        -0-           -0-
Chairman
Joint Venture


----------


(1) The dollar value of base salary (cash and non-cash) estimated to be received.

(2) The dollar value of bonus (cash and non-cash) to be received during the year indicated.

(3) COL International does not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year except for our Stock Option Plan.

(4) All other compensation received that COL International could not properly report in any other column of the Summary Compensation Table including annual contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, COL International with respect to term life insurance for the benefit of the named executive officer, and, the full dollar value of the remainder of the premiums paid by, or on behalf of, COL International.

Employment Contracts And Termination Of Employment And Change-In-Control Arrangements

     We have agreed to pay Mr. Shaner a monthly salary of $1,000 and reimbursement of expenses that he has incurred in relation to our operations. We can terminate this arrangement upon 30 days notice at any time.

     Except for the agreement with Mr. Shaner, we do not have and currently are not planning to have any written employment contracts with respect to any of our directors, officers or other employees. We have no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment or from a change-in-control of COL International or a change in an executive officer's responsibilities following a change-in-control.

Employee Retirement Plans, Long-Term Incentive Plans, and Pension Plans

     Other than our stock option plan that is described below under "2000 Stock Option Plan", we have no employee retirement plan, pension plan, or long-term incentive plan to serve as incentive for performance to occur over a period longer than one fiscal year.

2000 Stock Option Plan

     Pursuant to our 2000 Stock Option Plan, we may grant options to purchase an aggregate of 4,000,000 shares of common stock to key employees and other persons who have or are contributing to our success. The options granted pursuant to the 2000 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient, or non-qualified options. The terms of the 2000 Plan concerning incentive options and non-qualified options are substantially the same except that only our employees or employees of our subsidiaries are eligible for incentive options and employees and other individuals who have contributed or are contributing to our success are eligible for non-qualified options. With respect to options granted to persons other than outside directors, the 2000 Plan also is administered by an option committee that determines the terms of the options subject to the requirements of the 2000 Plan.

     All options granted under the 2000 Plan will become fully exercisable on the date that the options are granted or other dates that the Option Committee determines and will continue for a period up to a maximum of ten years. Options granted pursuant to the 2000 Plan are not transferable during the optionee's lifetime. Subject to the other terms of the 2000 Plan, the option committee has discretion to provide vesting requirements and specific expiration provisions with respect to the incentive options and non-qualified options granted. As of the date of this prospectus, no options have been granted pursuant to the 2000 Plan.

                         BENEFICIAL OWNERS OF SECURITIES

Beneficial Ownership Before And After Public Offering


     As of January 8, 2001, there were 8,300,000 shares of common stock outstanding. After this public offering and after we complete the proposed acquisition, there will be 50,000,000 shares of common stock outstanding (assuming completion of the minimum offering) and 50,500,000 shares of common stock outstanding (assuming completion the maximum offering). The following table sets forth certain information as of January 8, 2001, and after the completion of this public offering (assuming completion of the minimum and maximum offerings, respectively) and the acquisition with respect to the beneficial ownership of the common stock by each director, by all executive officers and directors as a group, and by each other person known by us to be the beneficial owner of more than five percent of the common stock:


                                            No. of Shares Beneficially Owned (1)      Percentage of Shares Outstanding
                                           --------------------------------------    -----------------------------------
                                                         After        After                    After        After
                                                         Minimum      Maximum                  Minimum      Maximum
                                                         Offering     Offering                 Offering     Offering
Name and Address of                        Prior to      and          and            Prior to  and          and
Beneficial Owner                           Offering      Acquisition  Acquisition    Offering  Acquisition  Acquisition
----------------                           --------      -----------  -----------    --------  -----------  -----------

Kam Che Chan (2)                                --        22,849,680   22,849,680         --       45.7%       45.2%
Suite 1408 Lippo Sun Plaza
28 Canton Road
Kowloon, Hong Kong

Anthony Ng                                 6,000,000       6,000,000    6,000,000       72.3%      12.0%       11.9%
310 Davenport Road, Suite 202
Toronto, Ontario M5R 1K6 Canada

Paul Wong (3)
Suite 1408 Lippo Sun Plaza                      --        22,849,680   22,849,680         --       45.7%       45.2%
28 Canton Road
Kowloon, Hong Kong

Qi Yu Zhang (4)                                 --        17,350,320   17,350,320         --       34.7%       34.6%
Suite 1408 Lippo Sun Plaza
28 Canton Road
Kowloon, Hong Kong

First Strike Securities Limited (5)             --        17,350,320   17,350,320         --       34.7%       34.6%
Suite 1408 Lippo Sun Plaza
28 Canton Road
Kowloon, Hong Kong

Honview International Limited (6)               --        22,849,680   22,849,680         --       45.7%       45.2%
Suite 1408 Lippo Sun Plaza
28 Canton Road
Kowloon, Hong Kong

All Executive Officers and                   300,000      40,200,000   40,200,000        3.61%     80.4%       79.6%
Directors as a group
(one person prior to Offering;
three persons after Offering)
(2)(3)(4)(7)

Alan L. Talesnick                            675,000         675,000      675,000        8.1%       1.4%        1.3%
5030 Bow Mar Drive
Littleton, Colorado 80123

Mark K. Shaner (7)                           300,000         300,000      300,000        3.61%       *           *
3177 South Parker Road
Aurora, Colorado 80014

----------
* Less than one percent.

                                       46

(1) "Beneficial ownership" is defined in the regulations promulgated by the SEC as having or sharing, directly or indirectly (A) voting power, which includes the power to vote or to direct the voting, or (B) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. Unless otherwise indicated, the beneficial owner has sole voting and investment power.


(2) Kam Che Chan may be considered a beneficial owner of the 22,849,680 shares of which Honview International Limited will become the record owner upon consummation of the acquisition. Mr. Chan is a director of Honview International Limited and he also is the beneficial owner of 15.20 percent of the outstanding equity interests of Honview. The shares to be issued to Honview are included three times in the table. They are listed as being held beneficially by each of Kam Che Chan, Honview International Limited and Paul Wong. Upon consummation of the acquisition, Mr. Chan will become the Chairman of our board of directors. See also footnotes 3 and 6, below.

(3) Paul Wong may be considered a beneficial owner of the 22,849,680 shares of which Honview International Limited will become the record owner upon consummation of the acquisition. Mr. Wong is a beneficial owner of 39.21 percent of the outstanding equity interests in Honview. The shares to be issued to Honview are included three times in the table. They are listed as being held beneficially by each of Paul Wong, Kam Che Chan and Honview International Limited. Upon consummation of the acquisition, Mr. Wong will become a director of COL International. See also footnotes 2 and 6.

(4) Qi Yu Zhang may be considered a beneficial owner of the 17,350,320 shares of which First Strike Securities Limited will become the record owner upon consummation of the acquisition. Mr. Zhang is the beneficial owner of 20 percent of the outstanding equity interests of First Strike. The shares to be issued to First Strike are included twice in the table. They are listed as being held beneficially by both Qi Yu Zhang and First Strike. Upon consummation of the acquisition, Mr. Zhang will become a director of COL International. See also footnote 5, below.

(5) If the acquisition is completed, First Strike Securities Limited will own 17,350,320 shares of our common stock. These shares are included twice in the table. They are listed as being held beneficially by both First Strike Securities Limited and Qi Yu Zhang. See also footnote 4, above.

(6) If the acquisition is completed, Honview International Limited will own 22,849,680 shares of our common stock. These shares are included three times in the table. They are listed as being held beneficially by each of Honview International Limited, Paul Wong and Kam Che Chan. See also footnotes 2 and 3, above.


(7) Upon consummation of the acquisition, Mr. Shaner will no longer be a director or executive officer of COL International. The number of shares to be held by all directors and executive of COL International after the offering does not include the 300,000 shares of our common stock presently held by Mr. Shaner.

           TRANSACTIONS BETWEEN COL INTERNATIONAL AND RELATED PARTIES

     Upon consummation of the acquisition, Honview International Limited will own 22,849,680 shares of our common stock, and First Strike Securities Limited will own 17,350,320 shares of our common stock. Paul Wong is a director of Honview and he also is a beneficial owner of 39.21 percent of the outstanding equity interests in Honview. Upon consummation of the acquisition, Mr. Wong will become a director of COL International.


     Kam Che Chan is a director of Honview and he also is the beneficial owner of 15.20 percent of the outstanding equity interests of Honview. Upon consummation of the acquisition, Mr. Chan will become the Chairman of our board of directors.

     Qi Yu Zang is a director of First Strike and he also is the beneficial owner of 20 percent of the outstanding equity interests of First Strike. Upon consummation of the acquisition, Mr. Zhang will become a director of COL International.

     During the periods ended July 31, 1998 and July 31, 1999, Honview paid Rmb 10 million (or US$1,208,021) and Rmb 4.6 million (or US$555,690), respectively, on behalf of Migration for the joint venture to purchase certain equipment. Also during the period ended July 31, 1998, Honview paid Rmb 9 million (or US$1,087,219) on behalf of Migration for the joint venture's capital contribution required to purchase intangibles from Rayes Group. Honview loaned Migration these amounts and other advances summing up to approximately US$3 million in the beginning of 2000 without interest or collateral. At that time, Honview agreed not to call its advances earlier than March 1, 2001. On October 10, 2000, the parties agreed to revise the terms to provide for the loan to be repayable only out of 20 percent of Migration's pre-tax profits, if any, for each fiscal year of Migration that begins on or after July 1, 2001 with no other right of Honview for repayment. If Migration becomes a wholly owned subsidiary of COL International, then the pre-tax profits and fiscal year described in the preceding sentence shall be those of COL International, with the pre-tax profits of COL International to be determined on a fully consolidated basis in accordance with U.S. generally accepted accounting principles.

     Pursuant to the Loan Agreement, Honview agreed to lend Migration its cash needs, from time to time, at any time until January 1, 2004 up to an aggregate principal amount of US$8 million. If Migration becomes a wholly owned subsidiary of COL International, then any amounts loaned from Honview prior to the effective date of this registration statement may be paid at the option of Honview, by converting, at any time after October 10, 2001, part or all the unpaid principal amount of the loan into shares of COL International's common stock, at a price equal to the greater of $1.20 per share or 90 percent of the average weighted trading price of the common stock for the 20 trading days preceding the date of notice of exercise of conversion. Any amounts loaned from Honview after the effective date of this registration statement may be paid, at the option of Honview, by converting, at any time after October 10, 2001, part or all the unpaid principal amount of the loan into shares of COL International's common stock, at a price equal to the greater of $1.20 per share or 110 percent of weighted average trading price of common stock for the 20 trading days preceding the date of the loan.

     In February 2000, we sold an aggregate of 7,050,000 shares of our common stock at a purchase price of $.001 per share in connection with the formation of COL International. Six million of these shares were sold to Anthony Ng, a promoter of COL International. Mr. Ng also had paid cash expenses to professional service firms in the amount of approximately $89,000 on behalf of COL International prior to its incorporation. These amounts were recorded in the financial statements as "capital contribution by major stockholder". Except for Mr. Ng being an advisor of Migration, he is not affiliated with any other company with which COL International has direct or indirect relationships.

     During the period ended September 30, 2000, Honview paid US$70,000 on behalf of COL International in professional services and costs related to this offering. Honview loaned COL International this amount without interest or collateral. On December 21, 2000, COL International and Honview agreed for the loan to be repayable only out of 20 percent of COL International's pre-tax profits, if any, for each fiscal year of COL International that begins on or after July 1, 2001 with no other right of Honview for repayment. Pursuant to the loan agreement, Honview agreed to lend COL International its cash needs, from time to time, at any time until October 10, 2001 up to an aggregate principal amount of US$8 million. Any amounts loaned to COL International prior to the effective date of this registration statement may be paid at the option of Honview, by converting, at any time after October 10, 2001, part or all the unpaid principal amount of the loan into shares of COL International's common stock, at a price equal to the greater of $1.20 per share or 90 percent of the average weighted trading price of the common stock for the 20 trading days preceding the date of notice of exercise of conversion. Any amounts loaned to COL International after the effective date of this registration statement may be paid, at the option of Honview, by converting, at any time after October 10, 2001, part or all the unpaid principal amount of the loan into shares of COL International's common stock, at a price equal to the greater of $1.20 per share or 110 percent of weighted average trading price of common stock for the 20 trading days preceding the date of the loan. As of January 8, 2001, Honview advanced an additional US$60,000 to COL International.


     Except as discussed above, since COL International's inception on February 22, 2000, there were no transactions between COL International and its directors, executive officers or known holders of more than five percent of the common stock, or transactions by COL International in which any of the foregoing persons had a direct or indirect material interest, in which the amount involved exceeded $60,000.

                            DESCRIPTION OF SECURITIES


     Our authorized capital consists of 100,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of January 8, 2001, there were 8,300,000 shares of common stock issued and outstanding, and these outstanding shares were held by 28 stockholders. No shares of preferred stock are issued and outstanding.


Common Stock

     Each share of the common stock is entitled to share equally with each other shares of common stock in dividends from sources legally available therefore, when, as, and if declared by our board of directors and, upon liquidation or dissolution of COL International, whether voluntary or involuntary, to share equally in the assets of COL International that are available for distribution to the holders of the common stock. Each holder of common stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of common stock have no preemptive rights, redemption rights or rights of conversion with respect to the common stock. All outstanding shares of common stock and all shares underlying the warrants when issued will be fully paid and nonassessable by COL International. The board of directors is authorized to issue additional shares of common stock within the limits authorized by our Certificate Of Incorporation and without stockholder action.

     All shares of common stock have equal voting rights, and voting rights are not cumulative. The holders of more than 50 percent of the shares of common stock could, therefore, if they chose to do so and unless subject to a voting agreement to the contrary, elect all of our directors.

     We have not paid any cash dividends since our inception.

Preferred Stock

     Our board has the right to fix the rights, privileges and preferences of any class of preferred stock to be issued in the future out of authorized and unissued shares of preferred stock and can issue such shares after adopting and filing a Certificate Of Designations with the Secretary Of State of Delaware. Any class of preferred stock that may be authorized in the future may have rights, privileges, and preferences senior to the common stock. We currently do not have any plans to authorize any class of preferred stock.

Delaware Anti-Takeover Law

     We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) prior to the date of the business combination, the transaction is approved by our board of directors, (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85 percent of the outstanding voting stock, or (3) on or after such date the business combination is approved by the board and by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes a merger, asset sale and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15 percent or more of the corporation's voting stock.

Transfer Agent And Registrar

     Our transfer agent and registrar is Computershare Investor Services Inc., located at 12039 W. Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228.

                     NO TRADING MARKET FOR THE COMMON STOCK

     There is no established public trading market for any of COL
International's securities, and there is no assurance that a trading market will develop as a result of this offering. See "Risk Factors -There is no trading market or other liquidity for the common stock".

     To the extent that a trading market in the common stock develops, of which there is no assurance, it currently is anticipated that the common stock will be quoted on the Electronic Bulletin Board. It should be assumed that even if the common stock is eventually quoted on the Electronic Bulletin Board, of which there is no assurance, there will be an extremely limited trading market - and very little liquidity - for the common stock.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

     This prospectus relates to the issuance of a minimum of 1,500,000 and a maximum of up to 2,000,000 shares of common stock issuable by us at a price of $.05 per share. This offering also consists of 1,250,000 shares of common stock to be sold by selling stockholders. If we sell 1,500,000 shares, we will receive a total of $75,000, and if we sell all 2,000,000 shares, we will receive a total of $100,000. If the buyers of those shares decide to resell or transfer any of their shares, we will not receive any proceeds from those resales or transfers.


     We are offering the shares subject to the subscription and payment for not less than 1,500,000 shares until 90 days after the date of this prospectus. We may extend the offering period until 150 days after the date of this prospectus, in our discretion. Sales are intended to be made by our directors, executive officers, and stockholders. All funds collected from subscribers will be placed in an escrow account at Wells Fargo Bank West, National Association, Denver, Colorado, which will serve as escrow agent. Potential investors desiring to purchase shares of common stock should do the following:


     o Complete and sign the subscription agreement included at the end of this prospectus;
     o    Make check payable to "COL International Escrow"; and
     o Send the completed subscription agreement and check to us at the following address:

                       COL China Online International Inc.
                       3177 South Parker Road
                       Aurora, CO  80014

     Until the minimum offering amount of $75,000 is received, we will forward the checks or funds to the escrow agent on or before the next business day after we receive them and the completed subscriptions. If the minimum offering is not subscribed before the end of the offering period, all funds will be promptly refunded by the escrow agent to subscribers without interest or deduction. If the minimum offering amount is received on or before the end of the offering period, the escrow agent will send us the funds held in escrow for the accepted subscriptions and we will deliver stock certificates to the subscribers. In the case of bank wire, funds should be payable pursuant to the following wire instructions: First American State Bank, ABA No. 102006326, Account No. 112797, COL China Online International Inc.

     We have not entered into any underwriting arrangement or other agreements with brokers to transfer any or all of the shares offered under this prospectus.

     After we sell the shares, the buyers may transfer or sell their shares directly to private persons or in open market transactions, and may offer their shares to or through registered broker-dealers who may be paid standard commissions or discounts or other compensation. Buyers also may pledge their shares as collateral for loans. This prospectus may be used by the lender who receives the pledge of those shares to sell the shares if a loan is not repaid.

     Each selling stockholder may transfer that stockholder's shares at those prices that the stockholder is able to obtain in the market or as otherwise negotiated. In addition, each selling stockholder may transfer that stockholder's shares in exchange for consideration other than cash, or for no consideration, as determined by that selling stockholder in the stockholder's sole discretion. This prospectus also may be used by the selling stockholders to transfer shares of the common stock to affiliates of the selling stockholders. Additionally, agents, brokers or dealers or other lenders may acquire shares or interests in shares as a pledgee and may, from time to time, effect distributions of the shares or interestsin that capacity. We will receive no proceeds from the sale of common stock by the selling stockholders.

     It is anticipated that the selling stockholders will offer the shares in direct sales to private persons and in open market transactions. The selling stockholders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the selling stockholders. The selling stockholders have informed us that they do not have any arrangements or agreements with any underwriters or broker/dealers to sell the shares, and intend to contact various broker/dealers to identify prospective purchasers. Additionally, agents, brokers or dealers may acquire shares or interests in shares as a pledgee and may, from time to time, effect distributions of the shares or interests in such capacity.

     The following table sets forth the name of the selling stockholders, the number of shares of common stock owned by each of the selling stockholders before this offering, the number of shares of common stock to be sold by each of the selling stockholders, and the number and percentage of shares of common stock owned after this offering. None of the selling stockholders has held any position or office, or had any marital relationship with any of our officers or directors in the past three years.



                             Number Of Shares                             Number of Shares   Percentage Of
                              Of Common Stock            Number Of           Owned After      Shares Owned
Name                       Owned Before Offering    Shares To Be Sold (1)     Offering       After Offering
----                       ---------------------    ---------------------     --------       --------------
Ileana Aguinis                    50,000                   50,000                0                 0
Peter V. Barron                   50,000                   50,000                0                 0
Lau Ying Tai Ben                  50,000                   50,000                0                 0
Wu Hong Cho                       50,000                   50,000                0                 0
Rony W. Chung                     50,000                   50,000                0                 0
Kathy B. Friedland                50,000                   50,000                0                 0
Wu Chi Hung                       50,000                   50,000                0                 0
Phillip T. Huss                   50,000                   50,000                0                 0
Kwan Wing Kei                     50,000                   50,000                0                 0
Bradley Shu Chiu Lam              50,000                   50,000                0                 0
Chong Chor Lau                    50,000                   50,000                0                 0
Wu Shun-On Lewis                  50,000                   50,000                0                 0
Kwok Yuen Lok                     50,000                   50,000                0                 0
New Millenium Internet/
 New Technology Fund Ltd.         50,000                   50,000                0                 0
Frank S.C. Pa                     50,000                   50,000                0                 0
William T. Richey                 50,000                   50,000                0                 0
Harvey Schuchman                  50,000                   50,000                0                 0
Winnie C.Y. So                    50,000                   50,000                0                 0
Anthony L.Y. Siu                  50,000                   50,000                0                 0
Evan L. Wasoff                    50,000                   50,000                0                 0
Suifang Xie                       50,000                   50,000                0                 0
Lau Muk Yan                       50,000                   50,000                0                 0
Lau Chiu Yin                      50,000                   50,000                0                 0
Yim Pui Yu                        50,000                   50,000                0                 0
Xinghuan Zhao                     50,000                   50,000                0                 0
         Total                 1,250,000                1,250,000                0                 0

----------

     (1) The number of shares of common stock to be sold assumes that the selling stockholders sell all the shares of common stock being registered.

                   SECURITIES AND EXCHANGE COMMISSION POSITION
                           ON CERTAIN INDEMNIFICATION

     Pursuant to Delaware law, our board of directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of COL International. Our bylaws grant this indemnification to our officers and directors.

     To the extent that indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling COL International pursuant to the foregoing provisions, or otherwise, COL International has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

     Patton Boggs LLP, Denver, Colorado, acted as our counsel in connection with this offering, including the validity of the issuance of the securities offered hereby. Attorneys employed by Patton Boggs LLP own approximately 850,000 shares of COL International's common stock.

                                     EXPERTS

     Our audited financial statements appearing in this prospectus have been examined by Hein + Associates LLP independent certified public accountants, as set forth in their report appearing in the "Financial Information" section. The financial statements are included upon the authority of that firm as experts in accounting and auditing and in reliance upon their report.

               DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND
                              CAUTIONARY STATEMENTS

     All statements other than statements of historical facts included in or incorporated into this prospectus regarding our financial position, business strategy, plans and objectives of management for future operations and capital expenditures are forward-looking statements. Although we believe the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct.

     Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this prospectus are expressly qualified in their entirety by the Cautionary Statements.

                              FINANCIAL INFORMATION

                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

COL CHINA ONLINE INTERNATIONAL INC.

Independent Auditor's Report................................................F-2

Balance Sheets - June 30, 2000 and September 30, 2000 (unaudited) ..........F-3

Statements of Operations - For the Periods from February 22, 2000
   (Inception) to June 30, 2000 and September 30, 2000 (unaudited)..........F-4

Statement of  Stockholders'  Deficiency - For the Periods from
   February 22, 2000 (Inception) through September 30, 2000 (unaudited).....F-5

Statements of Cash Flows - For the Periods from February 22, 2000
   (Inception) through June 30, 2000 and September 30, 2000 (unaudited).....F-6

Notes to Financial Statements...............................................F-7


MIGRATION DEVELOPMENTS LIMITED

Independent Auditor's Report............................... ................F-10

Consolidated Balance Sheets - June 30, 2000 and September 30, 2000
   (unaudited) .............................................................F-11

Consolidated Statements of Operations - For the Year Ended July 31, 1999,
   For the Eleven Months Ended June 30, 2000 and the three months ended October 31, 1999 and September 30, 2000 (unaudited)................F-12

Consolidated Statement of Stockholder's Deficiency - For the Period from
   July 1, 1998 through September 30, 2000 (unaudited)......................F-13

Consolidated Statements of Cash Flows - For the Year Ended July 31, 1999
   and For the Eleven  Months Ended June 30, 2000 and the three month then ended October 31, 1999 and September 30, 2000
   (unaudited)..............................................................F-14

Notes to Consolidated Financial Statements..................................F-15

                          INDEPENDENT AUDITOR'S REPORT



The Stockholders and Directors
COL China Online International Inc.
Denver, Colorado


We have audited the accompanying balance sheet of COL China Online International Inc. (a development stage company) (COL International) as of June 30, 2000, and the related statements of operations, stockholders' deficiency and cash flows for the period from February 22, 2000 (inception) to June 30, 2000. These financial statements are the responsibility of COL International's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of COL China Online International Inc. as of June 30, 2000 and the results of its operations and its cash flows for the period from February 22, 2000 (inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that COL International will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, COL International has no current operations, incurred losses from operations, and has negative working capital at June 30, 2000. These factors raise substantial doubt about the COL International's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/s/ HEIN + ASSOCIATES LLP
-------------------------
HEIN + ASSOCIATES LLP

Denver, Colorado
September 12, 2000


                               COL CHINA ONLINE INTERNATIONAL INC.
                                  (A Development Stage Company)

                                         BALANCE SHEETS

                                             ASSETS
                                                                                   As of
                                                                           ----------------------
                                                                            June 30,  September 30,
                                                                              2000        2000
                                                                           ---------    ---------
                                                                                       (unaudited)
CURRENT ASSETS:
         Cash                                                              $  12,350    $  12,875
         Receivable, Migration                                                18,420       18,420
                                                                           ---------    ---------
                                                                              30,770       31,295

DEFERRED OFFERING COSTS                                                       67,945       75,000
                                                                           ---------    ---------

TOTAL ASSETS                                                               $  98,715    $ 106,295
                                                                           =========    =========


                            LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                            ----------------------------------------

CURRENT LIABILITIES:
         Accounts payable                                                  $ 118,961    $  94,769

PAYABLE - AFFILIATE                                                             --         70,000

STOCKHOLDERS' DEFICIENCY:
         Preferred stock, $.001 par value; 5,000,000 shares authorized,
                none outstanding                                                --           --
         Common stock, $.001 par value; 100,000,000 shares authorized;
                8,300,000 shares issued and outstanding                        8,300        8,300
         Additional paid-in capital                                          140,790      140,790
         Deficit accumulated during the development stage                   (169,336)    (207,564)
                                                                           ---------    ---------

                  Total stockholders' deficiency                             (20,246)     (58,474)
                                                                           ---------    ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                             $  98,715    $ 106,295
                                                                           =========    =========


                      See accompanying notes to these financial statements.

                                            F-3

                   COL CHINA ONLINE INTERNATIONAL INC.
                      (A Development Stage Company)

                        STATEMENTS OF OPERATIONS
   FOR THE PERIODS FROM FEBRUARY 22, 2000 (INCEPTION) TO JUNE 30, 2000
                   AND SEPTEMBER 30, 2000 (unaudited)



                                         Period From February 22, 2000 to
                                         --------------------------------
                                              June 30,    September 30,
                                               2000           2000
                                           -----------    -----------
                                                          (unaudited)

NET REVENUES                               $      --      $      --

GENERAL AND ADMINISTRATIVE EXPENSES            169,336        185,564

EXCESS PUBLIC OFFERING COSTS                      --           22,000
                                           -----------    -----------

NET LOSS                                   $  (169,336)   $  (207,564)
                                           ===========    ===========

NET LOSS PER COMMON SHARE                  $      (.02)   $      (.03)
                                           ===========    ===========

SHARES OUTSTANDING                           8,300,000      8,300,000
                                           ===========    ===========


       See accompanying notes to these financial statements.



                                   COL CHINA ONLINE INTERNATIONAL INC.
                                      (A Development Stage Company)

                                  STATEMENT OF STOCKHOLDERS' DEFICIENCY
              FOR THE PERIOD FROM FEBRUARY 22, 2000 (INCEPTION) THROUGH SEPTEMBER 30, 2000

                                                                                         DEFICIT
                                                                                       ACCUMULATED
                                                                           ADDITIONAL  DURING THE
                                                        COMMON STOCK        PAID-IN    DEVELOPMENT
                                                     SHARES      AMOUNT     CAPITAL      STAGE        TOTAL
                                                   ---------   ---------   ---------   ---------    ---------

BALANCES, February 22, 2000 (Inception)                 --     $    --     $    --     $    --      $    --

    Sales of common stock in March 2000
        (including one director/officer) at
        $.001 per share                            7,050,000       7,050        --          --          7,050
    Capital contribution by major stockholder           --          --        89,343        --         89,343
    Sale of common stock in private placement in
        May and June 2000 at $.05 per share,
        net of $9,803 in offering costs            1,250,000       1,250      51,447        --         52,697
    Net loss                                            --          --          --      (169,336)    (169,336)
                                                   ---------   ---------   ---------   ---------    ---------

BALANCES, June 30, 2000                            8,300,000       8,300     140,790    (169,336)     (20,246)

    Net loss (unaudited)                                --          --          --       (38,228)     (38,228)
                                                   ---------   ---------   ---------   ---------    ---------

BALANCES, September 30, 2000 (unaudited)           8,300,000   $   8,300   $ 140,790   $(207,564)   $ (58,474)
                                                   =========   =========   =========   =========    =========





                            See accompanying notes to these financial statements.

                                                      F-5


                                            STATEMENTS OF CASH FLOWS
                      FOR THE PERIODS FROM FEBRUARY 22, 2000 (INCEPTION) TO JUNE 30, 2000
                                       AND SEPTEMBER 30, 2000 (unaudited)


                                                                                   Period From February 22, 2000 to
                                                                                   --------------------------------
                                                                                        June 30,   September 30,
                                                                                          2000         2000
                                                                                       ---------    ---------
                                                                                                   (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                           $(169,336)   $(207,564)
    Expenses paid by principal stockholder                                                89,343       89,343
    Adjustments to reconcile net loss to net cash from operating activities:
        Changes in operating assets and liabilities:
               Increase in accounts payable                                               51,016       19,769
               Increase in receivable, Migration                                         (18,420)     (18,420)
                                                                                       ---------    ---------
        Net cash used in operating activities                                            (47,397)    (116,872)

CASH FLOWS FROM INVESTING ACTIVITY                                                          --           --
                                                                                       ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of common stock, net of offering costs                         59,747       59,747
    Advance by affiliate                                                                    --         70,000
                                                                                       ---------    ---------
                                                                                          59,747      129,747
                                                                                       ---------    ---------

NET INCREASE IN CASH                                                                      12,350       12,875

CASH, Inception                                                                             --           --
                                                                                       ---------    ---------

CASH, end of period                                                                    $  12,350    $  12,875
                                                                                       =========    =========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
    Capital contribution of expenses incurred by principal stockholder                 $  89,343    $  89,343
                                                                                       =========    =========

    Accounts payable for offering costs                                                $  67,945    $  75,000
                                                                                       =========    =========


                             See accompanying notes to these financial statements.

                                                       F-6

                       COL CHINA ONLINE INTERNATIONAL INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
      (Information for the period subsequent to June 30, 2000 is unaudited)


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -----------------------------------------------------------

     Nature of Operations - COL China Online International Inc. (COL International) was incorporated as a Delaware corporation on February 22, 2000, for the purpose of acquiring Migration Developments Limited ("Migration") (see Note 3) and raising equity capital. COL International is considered to be in the development stage, due to its limited operations and lack of revenues to date. Operations since inception include organization matters, raising equity and acquisition negotiations with Migration.

     Deferred Offering Costs - Costs incurred in connection with COL International's proposed public offering are being deferred. Such amounts will be offset against the proceeds of the offering, if the offering is successful, or expensed in operations, if the offering is unsuccessful or to the extent such costs exceed the expected capital to be raised. As of September 30, 2000, COL International has deferred $75,000, which is the minimum amount expected to be received in the public offering.

     Income Taxes - Income taxes are accounted for under the liability method of SFAS No. 109, whereby current and deferred tax assets and liabilities are determined based on tax rates and laws enacted as of the balance sheet date. Deferred tax expense or benefit represents the change in the deferred tax asset/liability balance.

     Net Loss Per Common Share - Net loss per common share is computed based upon the number of shares outstanding as of the end of the period, as such shares were issued prior to a contemplated public offering.

     Use of Estimates - The preparation of COL International's financial statements in conformity with generally accepted accounting principles requires COL International's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     Unaudited - The balance sheet as of September 30, 2000 and the statement of operations and cash flows for the period from February 22, 2000 (inception) to September 30, 2000 have been presented without audit. However, in the opinion of management, such information includes all the adjustments (all considered normal and recurring in nature) required to fairly present the financial position as of September 30, 2000 and the results of operations for the period then ended.


2.   LIQUIDITY AND CONTINUING OPERATIONS:
     -----------------------------------

     COL International is in the development stage and has not incurred revenues since inception. Furthermore, COL International was incorporated for the primary purpose of acquiring Migration. Migration has operations in the People's Republic of China (PRC) and has incurred operating losses since its inception. Migration's operations have been funded by its major stockholder. As of September 30, 2000, COL International has limited funds and is totally dependent upon its primary stockholder or Migration's major stockholder for continued funding.

                       COL CHINA ONLINE INTERNATIONAL INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
      (Information for the period subsequent to June 30, 2000 is unaudited)


     The financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. Continuation of COL International as a going concern is dependent upon the continued funding by COL International's primary stockholder or Migration's major stockholder, the successful merger with Migration or another operating company and, ultimately achieving profitable operations. The financial statements do not include any adjustments should COL International be unable to continue operations as a going concern.


3.   POTENTIAL MERGER WITH MIGRATION DEVELOPMENTS LIMITED
     ----------------------------------------------------

     COL International has entered into an agreement to acquire Migration through issuance of 40,200,000 shares of common stock. The acquisition is contingent upon COL International's successful completion of its public offering. As COL International has no substantive operations, all costs associated with the merger are being expensed in operations. If the acquisition is successfully completed, COL International will remain the surviving legal entity and Migration will become a subsidiary. For financial reporting purposes, however, Migration will be considered the surviving financial reporting entity as its stockholders will have majority ownership and control both management and the Board of Directors of the combined company. Therefore, after the acquisition, financial statements will reflect the operations of Migration as if Migration had acquired COL International. No goodwill will be recorded in the acquisition. The major stockholder of COL International also serves as an advisor to Migration.


4.   STOCKHOLDERS' EQUITY:
     --------------------

     COL International has issued shares to its four founding stockholders at par value for cash. This was based upon commitments made prior to the actual incorporation of COL International. In addition, its major stockholder incurred various costs associated with the proposed acquisition of Migration prior to the incorporation of COL International. The costs include legal and accounting fees paid to third parties. These amounts have been reflected as a capital contribution and as an expense of COL International.

     During May and June 2000, COL International sold 1,250,000 shares of common stock for $62,500 ($.05 per share) in a private offering to unaffiliated persons. In that private offering, COL International incurred $9,803 of costs, which have been offset against this offering.

     COL International has an incentive stock option plan (Plan) under which 4,000,000 shares of common stock are reserved for potential issue. As of June 30, 2000, no options are outstanding under the Plan. Generally options to be issued under the Plan will be exercisable at the market price on date of grant. COL International has authorized 5,000,000 shares of preferred stock, which may be issued in such series and preferences as determined by the Board of Directors.

                       COL CHINA ONLINE INTERNATIONAL INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
      (Information for the period subsequent to June 30, 2000 is unaudited)


5.   INCOME TAXES:
     ------------

     COL International has selected June 30 as its fiscal year-end. Through June 30, 2000, COL International has incurred an insignificant tax loss.

     COL International's tax expense or benefit does not correlate to the expected rate of approximately 37% because a substantial portion of COL International losses to date will be considered syndication costs and/or were incurred prior to incorporation of COL International and, therefore, not deductible for tax purposes.


6.   PROPOSED PUBLIC OFFERING:
     ------------------------

     COL International has filed a registration statement with the Securities and Exchange Commission for the sale of a minimum of 1,500,000 and a maximum of 2,000,000 shares of common stock at $.05 per share. In connection with this offering, COL International will register the 1,250,000 shares previously issued in the private placement. This offering is expected to be self-underwritten by COL International. The proceeds from the proposed public offering will not be adequate to cover the costs of the offering. Such excess costs are currently being partially funded by Migration's majority stockholder.


7.   PAYABLE - AFFILIATE AND SUBSEQUENT EVENT:
     ----------------------------------------

     Migration's major stockholder has advanced COL International approximately $70,000 as of September 30, 2000. Pursuant to a note arrangement entered into subsequent to September 30, 2000, these amounts are repayable only from 20% of future profits, if any, of the combined entity after the acquisition of Migration. Such advances are without interest or collateral, but may be convertible into common stock of the combined company COL International at the greater of $1.20 per share or 90% of the weighted average trading price of COL International's common stock. Migration has approximately $3,954,000 (unaudited) of loans outstanding as of September 30, 2000, which are also convertible, assuming the acquisition is completed, into COL International common stock under the same terms. For advances after the effective date of COL International's public offering, such additional advances will be convertible at the greater of $1.20 per share or 110% of the weighted average trading price of COL International's common stock. Subsequent to September 30, 2000, Migration's major stockholder has advanced an additional $60,000 to COL International.

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Migration Developments Limited
Hong Kong


We have audited the accompanying consolidated balance sheet of Migration Developments Limited and subsidiary (Migration) as of June 30, 2000, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year ended July 31, 1999 and the eleven months ended June 30, 2000. These consolidated financial statements are the responsibility of Migration's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Migration Developments Limited and subsidiary as of June 30, 2000, and the results of their operations and their cash flows for the year ended July 31, 1999 and the eleven months ended June 30, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that Migration will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, Migration has incurred losses from operations and has negative working capital at June 30, 2000. These factors raise substantial doubt about Migration's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/S/ HEIN + ASSOCIATES LLP
-------------------------
HEIN + ASSOCIATES LLP

Denver, Colorado
October 12, 2000



                         MIGRATION DEVELOPMENTS LIMITED

                           CONSOLIDATED BALANCE SHEETS
                                                                                                   (Unaudited)
                                                                              JUNE 30,            SEPTEMBER 30,
                                                                               2000                   2000
                                                                           -----------    --------------------------
                                                                              (Rmb)           (Rmb)           (US$)
                                                                                                       (Illustrative Only)

                                                        Assets
                                                        ------
CURRENT ASSETS:
    Cash                                                                       661,002        733,999         88,669
    Trade receivables, with no allowance for doubtful accounts                 176,740        116,114         14,027
    Prepaid expense and other                                                  180,771        300,523         36,304
    Due from minority stockholder                                               83,273        155,426         18,775
                                                                           -----------    -----------    -----------
             Total current assets                                            1,101,786      1,306,062        157,775

PROPERTY, OFFICE SPACE AND EQUIPMENT, net of accumulated
    depreciation of Rmb 5,077,837 and Rmb 6,237,163 (US$753,463)
    (unaudited)                                                             13,069,371     12,194,694      1,473,145

OTHER ASSETS:
    Advance on construction net                                              1,020,000           --             --
    Intangibles, net of accumulated amortization of Rmb 2,000,004
         and Rmb 2,549,475 (US$307,982) (unaudited)                          7,999,996      8,610,445      1,040,160
                                                                           -----------    -----------    -----------
             Total other assets                                              9,019,996      8,610,445      1,040,160
                                                                           -----------    -----------    -----------

TOTAL ASSETS                                                                23,191,153     22,111,201      2,671,080
                                                                           ===========    ===========    ===========


                                       LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                                       ----------------------------------------
CURRENT LIABILITIES:
    Current portion of mortgage loans payable                                1,552,208        402,272         48,595
    Accounts payable and accrued expenses                                    1,301,808      1,257,451        151,903
    Taxes payable                                                              149,348        120,471         14,555
    Payable - COL International                                                152,500        152,500         18,420
                                                                           -----------    -----------    -----------
             Total current liabilities                                       3,155,864      1,932,694        233,473

NOTES PAYABLE:
    Majority stockholder                                                    31,111,674     32,733,695      3,954,300
    Mortgage loans payable - net of current portion                            232,792      1,373,442        165,915
                                                                           -----------    -----------    -----------
             Total notes payable                                            31,344,466     34,107,137      4,120,215

MINORITY INTEREST IN SUBSIDIARY                                                   --          392,999         47,475

COMMITMENTS AND CONTINGENCIES  (Note 9)

STOCKHOLDERS' DEFICIENCY:
    Common stock, $1.00 (US$) par value, 50,000 shares authorized,
         issued and outstanding                                                413,850        413,850         50,000
    Accumulated deficit                                                    (11,723,027)   (14,735,479)    (1,780,083)
                                                                           -----------    -----------    -----------
             Total stockholders' deficiency                                (11,309,177)   (14,321,629)    (1,730,083)
                                                                           -----------    -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                              23,191,153     22,111,201      2,671,080
                                                                           ===========    ===========    ===========


                          See accompanying notes to these consolidated financial statements.

                                                         F-11


                                           MIGRATION DEVELOPMENTS LIMITED

                                        CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                        (UNAUDITED)
                                             FOR THE        FOR THE              FOR THE THREE MONTHS ENDED
                                            YEAR ENDED   ELEVEN MONTHS   -----------------------------------------
                                             JULY 31,    ENDED JUNE 30,  OCTOBER 31,            SEPTEMBER 30,
                                               1999           2000           1999                   2000
                                           -----------    -----------    -----------    --------------------------
                                              (Rmb)           (Rmb)          (Rmb)         (Rmb)          (US$)
                                                                                                    (Illustrative Only)
NET REVENUES:
    Computer network installations           1,355,814      1,204,804        592,011           --             --
    Marketing fees, minority stockholder        83,630        353,923         73,625         79,185          9,565
                                           -----------    -----------    -----------    -----------    -----------
         Total revenues                      1,439,444      1,558,727        665,636         79,185          9,565

COST OF SALES:
    Computer network installations             341,085        402,325        127,392           --             --
    Communication costs                        276,634        499,834        141,947        100,582         12,150
                                           -----------    -----------    -----------    -----------    -----------
                                               617,719        902,159        269,339        100,582         12,150
                                           -----------    -----------    -----------    -----------    -----------

    Gross Margin                               821,725        656,568        396,297        (21,397)        (2,585)

OPERATING EXPENSES:
    Research and development                   154,564        299,153         60,317        142,030         17,157
    General and administrative               2,409,948      4,226,600        661,995      1,193,810        144,215
    Amortization and depreciation            1,340,754      5,770,301      1,455,452      1,708,797        206,427
                                           -----------    -----------    -----------    -----------    -----------
         Total operating expenses            3,905,266     10,296,054      2,177,764      3,044,637        367,799
                                           -----------    -----------    -----------    -----------    -----------

LOSS BEFORE MINORITY INTEREST               (3,083,541)    (9,639,486)    (1,781,467)    (3,066,034)      (370,384)

    Minority interest                          253,767        746,233        178,147         53,582          6,473
                                           -----------    -----------    -----------    -----------    -----------

NET LOSS                                    (2,829,774)    (8,893,253)    (1,603,320)    (3,012,452)      (363,911)
                                           ===========    ===========    ===========    ===========    ===========


                         See accompanying notes to these consolidated financial statements.

                                                        F-12


                                  MIGRATION DEVELOPMENTS LIMITED

                        CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIENCY
                    FOR THE PERIOD FROM JULY 1, 1998 THROUGH SEPTEMBER 30, 2000


                                                                   Rmb
                                           ------------------------------------------------------
                                                   COMMON STOCK
                                           --------------------------- ACCUMULATED
                                              SHARES         AMOUNT      DEFICIT         TOTAL
                                           -----------   ------------- -----------    -----------


BALANCES, July 1, 1998                          50,000       413,850          --          413,850

        Net loss                                  --            --      (2,829,774)    (2,829,774)
                                           -----------   -----------   -----------    -----------

BALANCES, July 31, 1999                         50,000       413,850    (2,829,774)    (2,415,924)

        Net loss                                  --            --      (8,893,253)    (8,893,253)
                                           -----------   -----------   -----------    -----------

BALANCES, June 30, 2000                         50,000       413,850   (11,723,027)   (11,309,177)

        Net loss (unaudited)                      --            --      (3,012,452)    (3,012,452)
                                           -----------   -----------   -----------    -----------

BALANCES, September 30, 2000 (unaudited)        50,000       413,850   (14,735,479)   (14,321,629)
                                           ===========   ===========   ===========    ===========


                See accompanying notes to these consolidated financial statements.

                                               F-13

                                                   MIGRATION DEVELOPMENTS LIMITED
                                                CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                          (UNAUDITED)
                                                              FOR THE    FOR THE ELEVEN           FOR THE THREE MONTHS ENDED
                                                             YEAR ENDED   MONTHS ENDED    -----------------------------------------
                                                              JULY 31,       JUNE 30,     OCTOBER 31,            September 30,
                                                                1999           2000           1999                    2000
                                                            -----------    -----------    -----------    --------------------------
                                                                (Rmb)          (Rmb)          (Rmb)          (Rmb)           (US$)
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                             (2,829,774)    (8,893,253)    (1,603,320)    (3,012,452)      (363,911)
        Adjustments to reconcile net loss to net cash used
                Loss on disposal of fixed assets                   --          169,713           --             --             --
                Minority interest                              (253,767)      (746,233)      (178,147)       (53,582)        (6,473)
                Depreciation and amortization                 1,340,754      5,770,301      1,455,452      1,708,797        206,427
                Exchange loss                                   116,539           --             --             --             --
                Change in operating assets and liabilities:
                       Decrease (increase) in:
                              Trade receivables              (1,407,005)     1,230,265         19,456         60,626          7,322
                              Other assets                     (102,847)       (46,316)       (49,740)      (119,751)       (14,466)
                       Increase (decrease) in:
                              Accounts payable                1,070,592        349,708        179,193        (44,377)        (5,360)
                              Due to a director                  63,000        (63,000)       (63,000)          --             --
                              Taxes payable                      86,198         63,150         38,615        (28,857)        (3,486)
                                                            -----------    -----------    -----------    -----------    -----------
        Net cash used in operating activities                (1,916,310)    (2,165,665)      (201,491)    (1,489,596)      (179,947)

CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchase of equipment                                      --       (3,792,451)      (152,988)      (142,605)       (17,227)
        Purchase of Construction net                               --             --             --         (281,964)       (34,061)
        Other deposits                                             --       (1,020,000)          --             --             --
                                                            -----------    -----------    -----------    -----------    -----------
               Net cash used in investing activities               --       (4,812,451)      (152,988)      (424,569)       (51,288)

CASH FLOWS FROM FINANCING ACTIVITIES:
        Mortgage loans (repayments)                                --        1,785,000           --           (9,286)        (1,122)
        Advances from Majority Stockholder                      873,643     15,977,658     10,438,636      1,622,021        195,944
        Minority stockholder interest and advance             1,088,639    (10,171,912)   (10,058,916)       374,427         45,232
                                                            -----------    -----------    -----------    -----------    -----------
               Net cash provided by financing activities      1,962,282      7,590,746        379,720      1,987,162        240,054
                                                            -----------    -----------    -----------    -----------    -----------
NET INCREASE IN CASH                                             45,972        612,630         25,241         72,997          8,819
                                                            -----------    -----------    -----------    -----------    -----------

CASH, beginning of period                                         2,400         48,372         48,372        661,002         79,850
                                                            -----------    -----------    -----------    -----------    -----------
CASH, end of period                                              48,372        661,002         73,613        733,999         88,669
                                                            ===========    ===========    ===========    ===========    ===========
NON-CASH TRANSACTION:
        Purchase of equipment paid by Majority Stockholder    4,557,684           --             --             --             --
                                                            ===========    ===========    ===========    ===========    ===========

CASH PAID FOR INTEREST                                             --             --             --            3,780            460
                                                            ===========    ===========    ===========    ===========    ===========


                                 See accompanying notes to these consolidated financial statements.

                                                                F-14

                         MIGRATION DEVELOPMENTS LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (Information for the period subsequent to June 30, 2000 is unaudited)


1.   Nature of Operations and Significant Accounting Policies:
     --------------------------------------------------------

     Nature of Operations - The consolidated financial statements include the accounts of Migration Developments Limited (MDL) and its joint venture, Shenzhen Rayes Electronic Systems Co. Ltd. (Joint Venture). Collectively, these entities are referred to as "Migration." MDL is a British Virgin Island (BVI) corporation incorporated on May 18, 1998. The Joint Venture is a sino-foreign equity joint venture in the People's Republic of China
     (PRC). Most of the operations of Migration are through the Joint Venture, which did not commence substantive operations until the Spring of 1999. In July 2001, Migration acquired a 70% interest in Shanghai Shangyi Science and Trade Information Consulting Co. Ltd. (Shangyi).

     Through June 30, 2000, Migration has been providing marketing and technical services for an Internet Service Provider (ISP) and value added services generally related to the installation of computer network systems (i.e., Local Area Networks LANs) in the PRC.

     Migration is also developing proprietary websites and subsequent to June 30, 2000 has acquired a website (see Note 4) in which it intends to market services and products of other companies and receive subscriber and/or transactional fees for its services. Migration intends to design websites and to provide hosting services to other companies.

     Principles of Consolidation - The consolidated financial statements include the accounts of MDL and its 90% ownership in the Joint Venture and its 70% interest in Shangyi. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Basis of Accounting - The amounts included in the financial statements are presented in Renminbi (Rmb) which is Migration's functional currency, unless otherwise indicated as US dollars, because Migration's operations are primarily located in the PRC. For illustrative purposes, the balance sheet as of September 30, 2000 and statement of operations for the three months then ended have been translated into US dollars at approximately
     8.28 Rmb to the dollar, which was the exchange rate at September 30, 2000.

     Change of Year-End - In 2000, Migration changed its year-end solely for financial reporting purposes from July 31 to June 30. In accordance with PRC regulations, Migration will have a December 31 year-end for all other purposes. The June 30 year-end will simplify Migration's financial and regulatory reporting and conform to the year-end of COL China Online International Inc. (COL International) (see Note 4).

     Concentration of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. Migration's accounts receivable include a limited number of customers. Financial instruments that subject the Company to credit risk consist principally of accounts receivable. The Company generally does not require collateral from its customers. At September 30, 2000, accounts receivable of completed contracts totaled Rmb 116,114 (US$14,027) (unaudited) and the Company has not provided an allowance for doubtful accounts. The Company performs periodic credit evaluations on its customers' financial condition and believes that an allowance for doubtful accounts is not needed.

                         MIGRATION DEVELOPMENTS LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (Information for the period subsequent to June 30, 2000 is unaudited)


     As Migration's primary operations are in the PRC, Migration is exposed to certain foreign company risks not normally associated with entities operating solely in the United States. These risks include, among others, the political, economic and legal environments, and foreign currency exchange. Migration's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. Migration's management does not believe these risks to be significant. There can be no assurance, however, that changes in political, social, and other conditions will not result in any adverse impact.

     Currently, most of Migration's operations are focused in Shanghai and Wuhan, PRC.

     Cash Equivalents - Migration considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     Property, Office Space and Equipment - Property, office space and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful life of the assets, generally twenty years for property and five years for office space and equipment. Repairs and maintenance are charged to expense as incurred. Material expenditures, which increase the life of an asset, are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of equipment sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations. Depreciation expense charged to operations was Rmb 1,174,087 and Rmb 3,936,964 for the year ended July 31, 1999 and eleven months ended June 30, 2000, respectively and Rmb 955,451 and Rmb 1,159,326 (US$140,049) for the three months ended October 31, 1999 and September 30, 2000, respectively.

     Software Development - Migration is engaged in the development of software in the design and development of its current websites. In accordance with EITF 00-2, Migration expenses all preliminary stage costs associated with its website development as research and development expense, intends to capitalize application development costs (excluding training and data conversion) and will expense all operating costs after preliminary and development stages are complete. Migration's primary software activity, through September 30, 2000, has been creating website content and entering database information into its websites, which have been expensed. Due to the economic uncertainty of recovering application development costs, as this is an emerging business and technology in the PRC, and as application development costs incurred to date have not been significant, these costs have also been expensed as incurred.

     Income Taxes - Migration accounts for income taxes under the liability method of Statement of Financial Accounting Standard (SFAS) No. 109, whereby current and deferred tax assets and liabilities are determined based on tax rates and laws enacted as of the balance sheet date. Deferred tax expense or benefit represents the change in the deferred tax asset/liability balance.

                         MIGRATION DEVELOPMENTS LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (Information for the period subsequent to June 30, 2000 is unaudited)


     Revenue Recognition - Migration recognizes revenue at the time the service or product is performed and collection is reasonably assured, which generally approximates the time it is accepted by the customer. For website development and hosting, Migration follows EITF 00-3, whereby revenues will be recognized over the life of contract or the expected life of the customer relationship, whichever is longer.

     Revenues from computer network installation contracts are recognized on the percentage-of-completion method for individual contracts, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. Management estimates percentage of completion based on units installed to date to total units to be installed for each contact. Units generally are computer network "jacks". Changes in job performance, estimated profitability, and final contract settlements may result in revisions to costs and income, and are recognized in the period in which the revisions are determined.

     Contract costs relating to computer network installations include all direct materials, subcontracts, labor costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred.

     At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss on both short and long-term contracts is accrued.

     Intangibles - Intangibles represent the amount paid for the rights to market certain internet provider services and the rights to use the name COL China Online. This amount is being amortized, using the straight-line method, over its estimated useful life of five years. Amortization expense was Rmb 166,667 and Rmb 1,833,337 for the year ended July 31, 1999 and the eleven months ended June 30, 2000, respectively and Rmb 500,001 and Rmb 549,471 (US$66,377) for the three months ended October 31, 1999 and September 30, 2000, respectively.

     Impairment of Long-Lived Assets - Migration has adopted SFAS No. 121, Accounting for Impairment of Long-Lived Assets. In the event that facts and circumstances indicate that the carrying value of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required. The Joint Venture has not yet experienced significant revenues from its planned internet related services. If future cash flows do not support the intangible costs associated with acquiring these rights, the Company could be required to impair such costs under this accounting standard.

     Foreign Currency Transaction - Foreign currency transactions during the period are translated into Renminbi at approximately the market exchange rates ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi at approximately the market exchange rates ruling at the balance sheet date. Differences arising from foreign currency translation are included in the net profit or loss for the period.

     Use of Estimates - The preparation of Migration's consolidated financial statements in conformity with generally accepted accounting principles requires Migration's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying

                         MIGRATION DEVELOPMENTS LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (Information for the period subsequent to June 30, 2000 is unaudited)


     notes. Actual results could differ from those estimates. Migration makes significant estimates as to the amortization period used for its intangibles. Due to the uncertainties inherent in the life of intangibles for emerging technologies in the PRC, and increased competition and technological changes in the Internet industry, it is reasonably possible that the estimated life of intangibles could materially change in the forthcoming year. In addition, the percentage of completion on projects in progress at any time is the basis for the calculation of revenue earned for these projects. The Company's estimates to complete are determined by management for all projects in process and could change as future information becomes available. It is also reasonably possible that there will be changes to total revenues and expenses on projects in process at any time through change orders that will affect the ultimate profitability of these projects. As of June 30, 2000, all projects were completed, therefore, such estimates are not believed by management to have a significant impact to future periods and as of September 30, 2000, there were no installation contracts in progress.

     Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of Migration's financial instruments, which includes cash, trade receivables and accounts payable, approximates their carrying value in the financial statements. The fair value of advances from Migration's major stockholder, which are without interest, cannot be estimated due to the relationship between the entities.

     Unaudited Information - The balance sheet as of September 30, 2000 and statement of operations and cash flows for the three months ended October 31, 1999 and September 30, 2000 are included herein without audit. However, in the opinion of management, such information includes all adjustments (consisting of normal and recurring adjustments) required for the fair presentation of the financial position and statement of operations as of September 30, 2000 and the three months ended October 31, 1999 and September 30, 2000.

2.   CONTINUED OPERATIONS:
     --------------------

     The accompanying consolidated financial statements have been prepared assuming Migration will continue operating as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Migration has incurred a deficit in working capital of Rmb 626,632 (US$75,698) as of September 30, 2000.

     Migration's ability to continue as a going concern is dependent upon several factors, including, but not limited to, continued financial support by the major stockholder, Migration's raising additional capital, increasing revenue, and achieving and maintaining profitable operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

     Migration is aggressively working to increase revenues and develop its e-commerce related services, which it believes will ultimately lead to profitable operations and enable Migration to continue operations. Furthermore, Migration believes its major stockholder will continue to provide funding during the forthcoming year.

                         MIGRATION DEVELOPMENTS LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (Information for the period subsequent to June 30, 2000 is unaudited)


3.   EQUITY JOINT VENTURE:
     --------------------

     In July 1998, MDL purchased a 90% interest in the Joint Venture established in the PRC by contributing Rmb 9,000,000 to the Joint Venture. The Joint Venture will terminate on December 31, 2007 unless all directors of the Joint Venture consent to an extension and an extension application is approved by relevant PRC authorities. The minority interest stockholder (Rayes Group) in the Joint Venture also contributed Rmb 1,000,000 to the Joint Venture.

     The Joint Venture entered into various agreements with its minority stockholder whereby the Joint Venture provides marketing and value added services in the operation of the minority stockholder's internet business in Shanghai and Wuhan, PRC through July 2004, subject to renewal at terms to be agreed between the minority stockholder and MDL. MDL has the right of first refusal to purchase the minority stockholder's ownership interest in the ISP in Shanghai and Wuhan. Currently, however, foreign entities cannot own ISP operations in the PRC.

     One agreement stipulates that the Joint Venture will provide marketing and technical services to the minority stockholder's ISP operations in Shanghai and Wuhan, PRC, and will share the related ISP revenues with the minority stockholder on a 50/50 basis. The Joint Venture paid its minority stockholder Rmb 3,000,000 for these rights.

     A second agreement grants Migration access to the minority stockholder's brand name and network to allow the Joint Venture to provide enhanced and value added services related to Internet. Under this agreement, the Joint Venture is not required to share revenues from these services with the minority stockholder. The Joint Venture paid the minority stockholder Rmb 7,000,000 for these rights.

     In addition, the Joint Venture entered into agreements with its minority stockholder, whereby the minority stockholder provides services to the Joint Venture at a monthly management charge of Rmb 15,000 (US$1,812) through the term of the Joint Venture . Under another agreement, the Joint Venture bears telecommunication costs relating to ISP operations up to a stipulated capacity and the minority interest stockholder pays for the costs of transmission capacity in excess of this amount. Amounts received from/paid to the minority stockholder are as follows:

                         MIGRATION DEVELOPMENTS LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (Information for the period subsequent to June 30, 2000 is unaudited)



                                                                          (UNAUDITED)
                                                FOR THE           FOR THE THREE MONTHS ENDED
                               For the Year   ELEVEN MONTHS    ----------------------------------
                                Year Ended    ENDED JUNE 30,   OCTOBER 31,
                              July 31, 1999       2000           1999         September 30, 2000
                              -------------      -------        -------      --------------------
                                  (Rmb)           (Rmb)         (Rmb)         (Rmb)        (US$)
                                                                                    (Illustrative Only)
Received from:
Marketing and value
added service fee income          83,630         353,923         73,625       79,185        9,565
                                 =======         =======        =======      =======      =======
Paid to:
Management fee expense           180,000         165,000         45,000       45,000        5,436
Telecommunication expense        276,634         499,834        141,947      100,582       12,150
                                 -------         -------        -------      -------      -------
                                 456,634         664,834        186,947      145,582       17,586
                                 =======         =======        =======      =======      =======

4.   ACQUISITIONS:
     ------------

     Migration has entered into an agreement to be acquired by COL International. COL International is an entity incorporated in Delaware, USA, with no substantive assets or operations. After the acquisition and a planned public offering by COL International, Migration stockholders will own approximately 90% of the combined entity and Migration's management will manage the combined entity. Therefore, for financial reporting purposes, Migration will be considered the acquiring entity. The continuing financial statements will be those of Migration's from its inception with COL International being included from the date of acquisition. Legally, however, COL International will be the new parent company of Migration. All costs associated with the transactions are being expensed in operations. An advisor to Migration is a major stockholder of COL International.

     Migration entered into an agreement with certain independent third parties to acquire 70% equity interests of Shangyi, a company incorporated in the PRC. Shangyi and its predecessor entity have developed a website (Construction net) to facilitate the sale of construction materials in the PRC. This acquisition was completed on July 31, 2000 upon receiving certain regulatory approvals. As of June 30, 2000, a purchase deposit of Rmb 1,020,000 (US$123,218) has been advanced to Shangyi, which is included in other assets. Shangyi's and its predecessor entity's revenues, operations and net losses prior to its acquisition by Migration were insignificant.

5.   TRADE RECEIVABLE:
     ----------------

     The following information summarizes trade receivables at:

                         MIGRATION DEVELOPMENTS LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (Information for the period subsequent to June 30, 2000 is unaudited)


                                        June 30,          (Unaudited)
                                         2000         September 30, 2000
                                        -------      --------------------
                                         (Rmb)        (Rmb)         (US$)
      Contract receivables:                                  (Illustrative Only)

               Completed contracts      176,740      116,114        14,027
                                        =======      =======       =======


6.    PROPERTY, OFFICE SPACE AND EQUIPMENT:
      ------------------------------------

      Property, office space and equipment consists of the following:

                                                     June 30,                (Unaudited)
                                                       2000              September 30, 2000
                                                   -----------       --------------------------
                                                       (Rmb)             (Rmb)           (US$)
                                                                                  (Illustrative Only)
      Properties                                     2,548,699         2,548,699        307,888
      Vehicles                                         308,000           308,000         37,207
      Computer equipment                             7,032,893         7,284,463        879,981
      Computer software                              6,243,600         6,265,160        756,844
      Office furniture                                 257,046           260,885         31,515
      Other equipment                                1,756,970         1,764,650        213,173
                                                   -----------       -----------    -----------
                                                    18,147,208        18,431,857      2,226,608
          Less accumulated depreciation and
           amortization                            (5,077,837)       (6,237,163)      (753,463)
                                                   -----------       -----------    -----------

                                                    13,069,371        12,194,694      1,473,145
                                                   ===========       ===========    ===========

     All computer software was purchased from third parties.


7.   MORTGAGE LOANS PAYABLE:
     ----------------------

     During fiscal 2000, the Joint Venture purchased a staff quarter in Wuhan, PRC for Rmb 522,444 (US$63,112). In connection with this purchase, the Joint Venture entered into a mortgage agreement for Rmb 300,000, which has an outstanding balance of Rmb 285,000 and Rmb 275,714 (US$33,306) as of June 30, 2000 and September 30, 2000, respectively. The Joint Venture is required to make a monthly payment for 5 years with interest at an annual rate of 5.5%. This debt is guaranteed by the general manager of the Wuhan branch. Annual principal repayment obligations under this obligation are as follows:

                             MIGRATION DEVELOPMENTS LIMITED

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         (Information for the period subsequent to June 30, 2000 is unaudited)


                                              June 30, 2000
                                      ----------------------------
                                          (Rmb)             (US$)
                                                    (Illustrative Only)

     2001                                 52,208             6,307
     2002                                 57,506             6,946
     2003                                 60,831             7,349
     2004                                 64,156             7,750
     2005                                 50,299             6,076
                                      ----------        ----------

                                         285,000            34,428
                                      ==========        ==========

     The Joint Venture also purchased its offices in Wuhan, PRC for Rmb 2,026,255 (US$244,766) and has a related obligation for Rmb 1,500,000 (US$181,203). In December 2000, the Joint Venture entered into a supplemental agreement with the seller of the property whereby a further down payment of Rmb 110,000 was paid in early January 2001 and the remaining balance of Rmb 1,390,000 plus the accrued interest at the rate of 5.31% per annum are to be repaid by a monthly installment of Rmb 26,428 for 5 years during the period from January 2001 to December 2005. Therefore, as of June 30, 2000, the Rmb 1,500,000 is reflected as a current liability, but as of September 30, 2000, this loan is classified as long-term based on the schedule below:

                                               (Unaudited)
                                           September 30, 2000
                                      ----------------------------
                                         (Rmb)             (US$)
                                                    (Illustrative Only)

     2001                                359,350            43,410
     2002                                262,915            31,760
     2003                                277,221            33,489
     2004                                292,305            35,311
     2005                                308,209            37,233
                                      ----------        ----------

                                       1,500,000           181,203
                                      ==========        ==========


8.   PAYABLE TO/(RECEIVABLE) FROM RELATED PARTIES:
     --------------------------------------------

                                               June 30,         (Unaudited)
                                                 2000       September 30, 2000
                                             ----------  -----------------------
                                                 (Rmb)       (Rmb)        (US$)
                                                                     (Illustrative Only)

     COL International                          152,500      152,500      18,420
     Minority stockholder of Joint Venture       83,273)    (155,426)     18,775
     Majority stockholder of Migration       31,111,674   32,733,695   3,954,300


                                      F-22

                         MIGRATION DEVELOPMENTS LIMITED

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         (Information for the period subsequent to June 30, 2000 is unaudited)


     All payables with related parties are without interest or collateral. The majority stockholder has entered into an agreement, whereby its advances will be repayable only from 20% of future net profits, if any. This advance is also convertible into common stock of COL International (see Note 4).

9.   COMMITMENTS AND CONTINGENCIES:
     -----------------------------

     Operating Leases - As of June 30, 2000, Migration has the following non-cancelable lease commitments for the year ending June 30:

                                              June 30, 2000
                                     -----------------------------
                                       (Rmb)              (US$)
                                                   (Illustrative Only)

     2001                               387,488             46,809
     2002                               235,788             28,484
     2003                               239,778             28,966
     2004                               259,368             31,332
     2005                               259,368             31,332
     Thereafter                         786,740             95,040
                                     ----------         ----------

                                      2,168,530            261,963
                                     ==========         ==========

     Rent expense charged to operations was Rmb 209,990 and Rmb 567,445 for the year ended July 31, 1999 and the eleven months ended June 30, 2000, respectively and Rmb138,528 and Rmb 150,947 (US$18,235) for the three months ended October 31, 1999 and September 30, 2000, respectively.

     Management Fees - As discussed in Note 3, Migration has an arrangement for annual commitment of Rmb 180,000 (US$21,744) to its minority stockholder.


10.  CAPITAL STOCK:
     -------------

     Migration has issued 50,000 shares for payment of Rmb 413,850 (US$50,000).

11.  TAXES:
     -----

     Migration and its subsidiary are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate.

     The Joint Venture established in the PRC is subject to the PRC income taxes at a rate of 15%. However, the joint venture is entitled to full exemption from income tax for two years starting from the first profit making year and 50% tax reduction in the subsequent three years. No provision for PRC income tax has been provided for in the financial statements as the joint venture in the PRC was operating at a loss for the periods presented.

                         MIGRATION DEVELOPMENTS LIMITED

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         (Information for the period subsequent to June 30, 2000 is unaudited)


     MDL operates in Hong Kong where the statutory tax rate is 16% on assessable income claimed in Hong Kong. MDL is exempt from any BVI income taxes under BVI International Business Act for its operations being located only in Hong Kong.

     As of June 30, 2000, Migration has a net operating loss (NOL) carryforward for tax reporting purposes in the PRC of approximately Rmb 7,400,000 (1999:
     Rmb 750,000). The Joint Venture's ability to utilize this loss will expire in 2004.

     Deferred income taxes are provided for differences between the tax and book basis of assets and liabilities as a result of temporary differences in the recognition of revenues or expenses for tax and financial reporting purposes, which relates primarily to certain items not currently deductible for tax purposes until paid.

     Deferred tax assets at June 30, 2000, resulting from these differences, consist of the following:

                                        Hong Kong            PRC
                                       ----------  -----------------------
                                         (Rmb)       (Rmb)        (US$)
                                                             (Illustrative Only)

     Net operating loss carryforward        --      1,115,803      134,791
     Other                                  --         99,044       11,964
                                       ----------  ----------   ----------
            Total                           --      1,214,847      146,755

     Less valuation allowance               --     (1,214,847)    (146,755)
                                       ----------  ----------    ---------

            Net deferred tax asset          --           --           --
                                       ==========  ==========    =========


     The valuation allowances on Migration's ability to utilize its net operating loss has reduced Migration's expected tax benefit from 15% to 0%.

     In addition, the Joint Venture is subject to sales taxes in the PRC and is required to pay 5% of revenues generated from marketing and value added services, computer software, and network development. Sales taxes are netted against revenues.

12.  MAJOR CUSTOMERS:
     ---------------

       The following customers totaled more than 10% of sales:



                                   MIGRATION DEVELOPMENTS LIMITED

                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (Information for the period subsequent to June 30, 2000 is unaudited)


                                                                       Periods Ended
                                                      ------------------------------------------------
                                                      July 31,   June 30,   October 31,  September 30,
       Customer                                        1999       2000         1999          2000
       --------                                       --------   --------   -----------  -------------
                                                                           (unaudited)   (unaudited)
            A                                             0%         39%        0%              0%
            B                                            43%         25%       58%              0%
            C (minority stockholder in Joint Venture)     6%         23%       11%            100%
            D                                            15%         13%       31%              0%
            E                                            36%          0%        0%              0%








                                      F-25

    ----------------------------

Dealer Prospectus Delivery Obligation

Until (insert date), all dealers that
effect transactions in these securities,
whether or not participating in this
offering, may be required to deliver a
prospectus. This is in addition to the
dealers' obligation to deliver a
prospectus when acting as underwriters
and with respect to their unsold
allotments or subscriptions.                 COL CHINA ONLINE INTERNATIONAL INC.
                                                    Shares of Common Stock
    ----------------------------                       $.05 per share

         TABLE OF CONTENTS
                                    Page
                                    ----

PROSPECTUS SUMMARY................    3
RISK FACTORS......................    5
DETERMINATION OF OFFERING PRICE...   14
USE OF PROCEEDS...................   15
DIVIDEND POLICY...................   15
EXCHANGE RATES....................   15
COL INTERNATIONAL.................   15
PRO FORMA CONDENSED FINANCIAL
   STATEMENTS.....................   30
MANAGEMENT DISCUSSION AND
   ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF                          ________________________
   OPERATIONS.....................   35
MANAGEMENT........................   42                     PROSPECTUS
EXECUTIVE COMPENSATION............   44              ________________________
BENEFICIAL OWNERS OF SECURITIES...   45
TRANSACTIONS BETWEEN COL
  INTERNATIONAL AND RELATED
     PARTIES......................   48
DESCRIPTION OF SECURITIES.........   49
NO TRADING MARKET FOR THE
  COMMON STOCK....................   50
SELLING STOCKHOLDERS AND
  PLAN OF DISTRIBUTION............   51
SECURITIES AND EXCHANGE
  COMMISSION POSITION ON
  CERTAIN INDEMNIFICATION.........   53                   _________, 2001
LEGAL MATTERS.....................   53
EXPERTS...........................   53
DISCLOSURE REGARDING FORWARD-
   LOOKING STATEMENTS AND
   CAUTIONARY STATEMENTS..........   53
FINANCIAL INFORMATION.............  F-1

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers.

     The Delaware General Corporation Law provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation.

     In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the General Corporation Law of Delaware. This section was enacted in June 1986 and allows a Delaware corporation to include in its Certificate Of Incorporation a provision that eliminates and limits certain personal liability of a director for monetary damages for certain breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

     "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends, stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. . ."

     The board of directors is empowered to make other indemnification as authorized by the Certificate Of Incorporation, bylaws or corporate resolution so long as the indemnification is consistent with the Delaware General Corporation Law. Under COL International's bylaws, COL International is required to indemnify its directors, officers, and other representatives of COL International for costs incurred by each of them in connection with any action, suit, or proceeding brought by reason of their position as a director, officer, or representative.

Item 25. Other Expenses Of Issuance And Distribution.

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by COL International in connection with the registration of the securities being offered.

     Registration and filing fee (1)...............................   $      43
     Printing (2)..................................................   $  25,000
     Accounting fees (2)...........................................   $  35,000
     Legal fees (2)................................................   $ 130,000
     Miscellaneous (2).............................................   $  22,000
                                                                      ---------
              Total (2)............................................   $ 212,043

--------------

(1)  Previously paid

(2)  Estimated

Item 26. Recent Sales Of Unregistered Securities.

     Since its inception in February 2000, COL International sold 7,050,000 shares of common stock to four persons, at a price of $.001 per share, for a total offering price of $7,050. These sales were completed in reliance on exemptions from registration under Section 4(2) of the Securities Act.

     COL International completed a private offering in June 2000 and sold 1,250,000 shares of common stock to 25 persons, at a price of $.05 per share, for a total offering price of $62,500. These sales were completed in reliance on exemptions from registrations under Section 3(b) of the Securities Act and Rule 504 of Regulation D promulgated under the Securities Act.

Item 27. Exhibits.

     The following is a complete list of Exhibits filed as part of this registration statement, which Exhibits are incorporated herein.

Number      Description
------      -----------


2.1 Stock Exchange Agreement between and among Migration Developments Limited, COL International and the stockholders of Migration Developments Limited dated June 8, 2000 (2)

3.1 Certificate Of Incorporation filed with the Delaware Secretary Of State effective as of February 22, 2000 (2)

3.2 Certificate Of Amendment To The Certificate Of Incorporation filed with the Delaware Secretary Of State effective as of April 3, 2000
            (2)

3.3         Amended And Restated Bylaws


3.4         Sino-Foreign Joint Venture Contract (1) (2)

3.5         Articles Of Association of the Sino-Foreign Joint Venture (1) (2)


4.1         Specimen Common Stock Certificate (2)

5.1 Opinion of Patton Boggs LLP concerning legality of the securities being registered (2)


10.1        Joint Venture Business License (1) (2)

10.2 Cooperation Agreement Regarding China Online's Internet Connection Service Commercial Business dated July 15, 1998 between Neihi Electronic Systems Co., Ltd. (now known as the Joint Venture) and Rayes Group (1) (2)

10.3 Cooperation Agreement Regarding China Online's Internet Content Service Commercial Business dated July 15, 1998 between Neihi Electronic Systems Co., Ltd. (now known as the Joint Venture) and Rayes Group (1) (2)

10.4 Cooperation Agreement for Dissemination of Educational Resources dated January 7, 2000 between the Joint Venture and Wuhan City No.2 Secondary School to establish Education Net (1) (2)

10.5 Cooperation Agreement for Transmission of Education Materials dated March 10, 2000 between the Joint Venture and Wuhan Cable TV to provide Education Net infrastructure (1) (2)

10.6 Purchase Agreement dated October 22, 1999 among the Joint Venture, Shanghai Construction Materials Technology Sales Service Co., Ltd. and other parties specified thereby (1) (2)


10.7        2000 Stock Option Plan (2)

10.8        Form of Subscription Agreement (3)

10.9 Form of Escrow Agreement between COL International and Wells Fargo Bank West, National Association (4)

10.10       Form of Migration's Convertible Promissory Note (3)

10.11       Migration's Loan Agreement dated October 10, 2000 (3)

10.12 Sino-Foreign Joint Venture Agreement dated July 7, 2000 between Migration and Shanghai Dongyi Scientific Technology Engineering Co.
            (1) (3)

10.13 Share Purchase Agreement dated July 17, 2000 between Shanghai Shangyi Science and Trade Information Consulting Co., Ltd. and Shanghai Tongji Construction Materials Sales and Services Co., Ltd.
            (1) (3)

10.14       Lease Agreement for Rental of Office Premises dated April 25, 2000
            (1) (2)

10.15       COL International's Loan Agreement dated December 21, 2000

23.1        Consent of Patton Boggs LLP (included in Opinion in Exhibit 5.1) (2)

23.2        Opinion Letter of Allens Arthur Robinson (2)


23.3        Consent of Hein + Associates LLP

-----------------

(1)  Translated into English from Chinese.
(2)  Previously filed in Registration Statement on Form SB-2 on June 13, 2000.
(3) Previously filed in Amendment No. 2 to Registration Statement on Form SB-2 on October 19, 2000.
(4)  Revised.

Item 28. Undertakings.

1.   COL International hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (2) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement (or the most recent post-effective amendment thereof); and

          (3) to include any additional or changed material information on the plan of distribution.

     (b) That for determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of COL International pursuant to the foregoing provisions, or otherwise, COL International has been advised that in the option of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by COL International of expenses incurred or paid by a director, officer or a controlling person of COL International in the successful defense of any action, suit or proceeding) is asserted by such director, officer or a controlling person in connection with the securities being registered, COL International will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on January 16, 2001.


                                COL CHINA ONLINE INTERNATIONAL INC.



                                By: /s/ Mark K. Shaner
                                ----------------------
                                Mark K. Shaner, President (Principal Executive Officer), Chief Financial Officer
                                (Principal Financial Officer and Principal
                                Accounting Officer), Secretary and Sole Director

                                 EXHIBIT INDEX

     The following is a complete list of Exhibits filed as part of this registration statement, which Exhibits are incorporated herein.

Number      Description
------      -----------

2.1 Stock Exchange Agreement between and among Migration Developments Limited, COL International and the stockholders of Migration Developments Limited dated June 8, 2000 (2)

3.1 Certificate Of Incorporation filed with the Delaware Secretary Of State effective as of February 22, 2000 (2)

3.2 Certificate Of Amendment To The Certificate Of Incorporation filed with the Delaware Secretary Of State effective as of April 3, 2000
            (2)

3.3         Amended And Restated Bylaws


3.4         Sino-Foreign Joint Venture Contract (1) (2)

3.5         Articles Of Association of the Sino-Foreign Joint Venture (1) (2)


4.1         Specimen Common Stock Certificate (2)

5.1 Opinion of Patton Boggs LLP concerning legality of the securities being registered (2)


10.1        Joint Venture Business License (1) (2)

10.2 Cooperation Agreement Regarding China Online's Internet Connection Service Commercial Business dated July 15, 1998 between Neihi Electronic Systems Co., Ltd. (now known as the Joint Venture) and Rayes Group (1) (2)

10.3 Cooperation Agreement Regarding China Online's Internet Content Service Commercial Business dated July 15, 1998 between Neihi Electronic Systems Co., Ltd. (now known as the Joint Venture) and Rayes Group (1) (2)

10.4 Cooperation Agreement for Dissemination of Educational Resources dated January 7, 2000 between the Joint Venture and Wuhan City No.2 Secondary School to establish Education Net (1) (2)

10.5 Cooperation Agreement for Transmission of Education Materials dated March 10, 2000 between the Joint Venture and Wuhan Cable TV to provide Education Net infrastructure (1) (2)

10.6 Purchase Agreement dated October 22, 1999 among the Joint Venture, Shanghai Construction Materials Technology Sales Service Co., Ltd. and other parties specified thereby (1) (2)

10.7        2000 Stock Option Plan (2)

10.8        Form of Subscription Agreement (3)

10.9 Form of Escrow Agreement between COL International and Wells Fargo Bank West, National Association (4)

10.10       Form of Migration's Convertible Promissory Note (3)

10.11       Migration's Loan Agreement dated October 10, 2000 (3)

10.12 Sino-Foreign Joint Venture Agreement dated July 7, 2000 between Migration and Shanghai Dongyi Scientific Technology Engineering Co.
            (1) (3)

10.13 Share Purchase Agreement dated July 17, 2000 between Shanghai Shangyi Science and Trade Information Consulting Co., Ltd. and Shanghai Tongji Construction Materials Sales and Services Co., Ltd.
            (1) (3)

10.14       Lease Agreement for Rental of Office Premises dated April 25, 2000
            (1) (2)

10.15       COL International's Loan Agreement dated December 21, 2000

23.1        Consent of Patton Boggs LLP (included in Opinion in Exhibit 5.1) (2)

23.2        Opinion Letter of Allens Arthur Robinson (2)


23.3        Consent of Hein + Associates LLP

-----------------

(1)  Translated into English from Chinese.
(2)  Previously filed in Registration Statement on Form SB-2 on June 13, 2000.
(3) Previously filed in Amendment No. 2 to Registration Statement on Form SB-2 on October 19, 2000.
(4)  Revised.